Exhibit 10.27

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exclusive License Agreement

between

CymaBay Therapeutics, Inc.

(as the licensor)

and

Kowa Pharmaceuticals America, Inc.

(as the licensee)

dated as of

December 30, 2016

SCHEDULES

1: DEFINITIONS

2: CERTAIN LICENSED TECHNOLOGY (AS OF EFFECTIVE DATE)

3: SPECIFIED STUDIES

4: CYMABAY PLANNED DEVELOPMENT ACTIVITIES

5: LICENSED PATENTS (AS OF EFFECTIVE DATE)

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement (this “Agreement”) dated as of this 30th day of December, 2016 (the “Effective Date”), is between CymaBay Therapeutics, Inc., a Delaware corporation having offices located at 7999 Gateway Blvd., Suite 130, Newark, California, U.S.A. (“CymaBay”), and Kowa Pharmaceuticals America, Inc., a Delaware corporation having offices located at 530 Industrial Park Blvd., Montgomery, Alabama, U.S.A. (“Kowa”). Each of CymaBay and Kowa may be referred to hereinafter individually as a “Party” and together as the “Parties.”

Recitals

A.    CymaBay (f/k/a Metabolex, Inc.) is a party to that certain License and Development Agreement dated June 30, 1998 between Metabolex, Inc., as licensee, and DiaTex, Inc. (“DiaTex”), as licensor, as amended by that certain First Amendment dated April 15, 1999 (the “DiaTex License Agreement”).

B.    Kowa wishes to obtain from CymaBay, and CymaBay wishes to grant to Kowa, an exclusive sublicense under the rights granted to CymaBay under the DiaTex License Agreement as well as a license to all of CymaBay’s other rights relating the Licensed Product in the Territory for Development and Commercialization of the Licensed Product in the Territory in the Field (each as defined below).

Agreement

The Parties agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms, when used in this Agreement, will have the meanings ascribed to them or referenced on Schedule 1.

ARTICLE 2

DEVELOPMENT, MANUFACTURING, REGULATORY

2.1    Disclosures of Technology to Kowa.

2.1.1    Within [ * ] days after the Effective Date, CymaBay will disclose to Kowa all Licensed Technology described or listed on Schedule 2 or that is necessary for or was otherwise used by CymaBay in conducting Development of Licensed Product for the Indications, and all information regarding the Licensed Patents that is in CymaBay’s Control (including, as soon as reasonably practicable, their complete internal file histories, but provided that if any information therein is subject to attorney-client privilege, the Parties shall discuss in good faith whether, or under what circumstances, such privileged information shall be disclosed), in each case that exists as of the Effective Date and that was not previously disclosed to Kowa, and will provide to Kowa copies of any related documentation in CymaBay’s Control that contain any such information.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.1.2    In addition, when available or at any time upon the reasonable request of Kowa, CymaBay will promptly disclose to Kowa any additional Licensed Technology of which CymaBay or Kowa becomes aware, and CymaBay Improvement Technology and information regarding CymaBay Improvement Patents, in each case to the extent existing and not previously disclosed.

2.1.3    Unless otherwise specified on Schedule 2 or mutually agreed in writing by CymaBay and Kowa, all of the foregoing that constitutes information or Data will be disclosed to Kowa electronically in .PDF format, and at Kowa’s request if needed by Kowa and reasonably available to CymaBay (without the need to convert or conduct extensive searches), in the native file format in which it is stored and used by CymaBay and its Affiliates.

2.2    Development and Manufacturing.

2.2.1    Kowa, at its own cost and expense, (a) will use Commercially Reasonable Efforts to conduct the Development of the Licensed Product in the Territory set forth on Schedule 3 (the “Specified Studies”) and any related activities regarding submissions to Regulatory Authorities, and (b) use Commercially Reasonable Efforts to conduct any other studies which Kowa reasonably determines are necessary to obtain Regulatory Approval for at least one Indication; provided, however, that, (i) if any studies other than the Specified Studies are required to obtain Regulatory Approval of Licensed Product in the Territory for either Indication, Kowa may instead terminate this Agreement pursuant to Section 8.2.3, (ii) in the event that Kowa reasonably determines that any of the Specified Studies is unsuccessful, Kowa will have the right to discontinue or not to commence all remaining Specified Studies and all related activities regarding submissions to Regulatory Authorities by terminating this Agreement pursuant to Section 8.2.3 and (iii) in the event Kowa breaches its obligations in Section 2.2.1(b) CymaBay will not be entitled to any damages or equitable relief and CymaBay’s sole right with respect to such breach by Kowa of Section 2.2.1(b) will be to terminate this Agreement pursuant to Section 8.2.5. CymaBay will be responsible, [ * ], for the completion of its ongoing Development activities for the Licensed Product set forth on Schedule 4 initiated prior to the Effective Date for the Territory. CymaBay’s obligations with respect to the Development of the Licensed Product pursuant to this Section 2.2.1 excludes the initiation of any new development studies or activities.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2.2    Kowa shall keep CymaBay reasonably informed of the progress and results of all Development activities on the Licensed Product conducted by Kowa and its Affiliates and Sublicensees, including by providing CymaBay timely access to electronic copies of the Kowa Regulatory Data [ * ] promptly after it is available and a disclosure identifying and detailing any Kowa Improvement Technology, promptly after being made or developed. CymaBay and any of its licensee(s) outside the Territory who have executed an agreement with CymaBay with confidentiality provisions preventing disclosure to Third Parties of such Kowa Regulatory Data that are at least as strict as the provisions contained in this Agreement shall have the right to review such disclosed Kowa Regulatory Data in connection with preparing for and conducting Development of the Licensed Product outside the Territory. CymaBay may disclose such Kowa Regulatory Data in confidence to potential licensees of the Licensed Product outside the Territory (solely in connection with a due diligence review and evaluation) who have executed an agreement with CymaBay with confidentiality provisions preventing disclosure to Third Parties of such Kowa Regulatory Data that are at least as strict as the provisions contained in this Agreement. CymaBay shall not, until after approval of an NDA for the Licensed Product is obtained in the Territory, (i) [ * ], (ii) [ * ] or (iii) [ * ]. Kowa shall provide CymaBay with regular reporting (at the JAC meetings) regarding such progress and results of, and plans for, Development.

2.2.3    CymaBay will allow, and will cause CymaBay’s contract manufacturing organizations (“CMOs”) involved in the Development of the Licensed Product in the Territory to allow, Kowa’s Representatives, upon reasonable notice and during normal working hours, to inspect the manufacturing sites, manufacturing records and samples of the Licensed Product held or controlled by CymaBay or the CMOs. In connection with Kowa’s Development of the Licensed Product pursuant to Section 2.2.1, CymaBay will promptly (and in no event later than [ * ] days after the Effective Date) (i) instruct in writing [ * ] that each such party is authorized to provide directly to Kowa (solely for Kowa’s use in connection with its exercise of its rights under this Agreement), the following documents and information generated on CymaBay’s behalf under such agreements: all available documents and information relating to the manufacturing processes for Licensed Product and related analytical test procedures, and all results of analytical (including stability) testing on Licensed Products, (ii) use Commercially Reasonable Efforts to [ * ], (iii) assist Kowa (if requested by Kowa) in Kowa’s efforts to [ * ] under which Kowa will have the right (x) to [ * ] and (y) to [ * ], (iv) provide waivers of any provisions requiring the Licensed Product to be exclusively supplied to CymaBay in any contracts between CymaBay and the CMOs regarding Manufacture of Licensed Product (“CMO Contracts”) in order to allow such CMO(s) to supply the Licensed Product to Kowa for use as permitted under this Agreement and (v) discuss with Kowa any other measures reasonably requested by Kowa in order to provide the benefit of such CMO Contracts to Kowa, provided that Kowa does not cause the breach by CymaBay of any applicable contractual obligations under the CMO Contracts in order to obtain such benefits. In addition, CymaBay will allow Kowa to have the benefit of all the applicable CMO Contracts as if Kowa was able to order product and to exercise any other rights thereunder, including by CymaBay placing orders for the Licensed Product under the terms of such CMO Contracts in quantities and at times reasonably requested by Kowa from time to time and reselling such Licensed Product to Kowa [ * ]. Kowa and CymaBay will negotiate with the CMOs to allow CymaBay (including its licensees) to retain access to and rights to use the CMC information, stability and other test results and improvements (including analytical and process improvements) made under such CMO Contracts by CymaBay ([ * ]) , for use outside the Territory. Until Kowa’s entry into its own manufacture and supply agreements as needed for its Development work hereunder, CymaBay will cause the CMO Contracts to remain in effect and will perform obligations under such contracts as reasonably needed to provide additional clinical materials with respect to Kowa’s Development of the Licensed Product pursuant to Section 2.2.1, at Kowa’s written requests and in compliance with appropriate forecasting and ordering mechanisms that comply with the applicable CMO Contracts. As of the Effective Date, CymaBay confirms that it has a stock of [ * ], all of which CymaBay will provide [ * ] to Kowa. Such transfer will occur promptly after the Effective Date, and upon transfer Kowa will assume title and all risk of loss for all the transferred materials. For any new Licensed Product Manufactured pursuant to a CMO Contract for the Territory as the result of an order placed at the request of Kowa after the Effective Date, Kowa will be responsible for taking delivery, transporting, storing and paying the cost of such Licensed Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.2.4    Kowa has the right to Manufacture, internally or by contract with Third Parties, the Licensed Product anywhere in the world, solely for Development and Commercialization in the Territory as permitted in this Agreement, and to import the Manufactured Licensed Product into the Territory for such use from anywhere in the world.

2.2.5    Kowa shall notify CymaBay within [ * ] days after NDA approval of the Licensed Product by the FDA of Kowa’s or its Affiliate’s or Sublicensee’s decision whether or not to Launch. If Kowa (or its Affiliate or Sublicensee) decides to Launch, it shall use Commercially Reasonable Efforts to effect the Launch as soon as commercially practicable thereafter. If Kowa gives notice of the decision not to Launch, or does not provide any notice of a decision hereunder, then this Agreement automatically terminates under Section 8.2.4.

2.3    Regulatory Affairs.

2.3.1    CymaBay will, within [ * ] days after notice from Kowa, (a) transfer ownership of and rights under the INDs for the Licensed Product for the Territory for uric acid and for diabetes to Kowa or its Affiliate as directed by Kowa in its notice, and (b) with input and direction from Kowa, complete all relevant activities related to such transfer of the INDs, including the submission of relevant notices to the FDA, in form and substance reasonably satisfactory to Kowa, as required for Kowa or its Affiliate to assume such ownership and rights, as applicable. If requested by Kowa, CymaBay will also (i) promptly send letters (in form and substance satisfactory to Kowa) to the FDA and other applicable Regulatory Authorities in the Territory indicating that any other Regulatory Documentation relevant to the Territory are transferred to Kowa and that Kowa is the new owner of such Regulatory Documentation as of the Effective Date, (ii) send letters, within a reasonable amount of time after request by Kowa, to all applicable IRBs or other relevant entities and similar committees to direct Licensed Product-related communications in the Territory to Kowa commencing on the Effective Date, and (iii) provide to Kowa a copy of such letters.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.2    As between the Parties, Kowa will have the sole right, at Kowa’s sole cost and expense, to prepare, seek, submit and maintain all INDs, NDAs and other regulatory filings and Regulatory Approvals for the Licensed Product in the Territory, including preparing all reports necessary as part of a regulatory filing or Regulatory Approval and for all communications with Regulatory Authorities, in each case in the name of Kowa or its Affiliate or a Sublicensee.

2.3.3    As between the Parties, Kowa will have the sole right to apply for, secure and maintain Regulatory Approvals for the Licensed Product that may be available under the Laws of the Territory, including any Regulatory Exclusivity, in each case in Kowa’s or its Affiliate’s or Sublicensee’s own name. CymaBay will cooperate in good faith with Kowa and such Affiliate and Sublicensee and take reasonable actions, at Kowa’s reasonable request and Kowa’s expense for any reasonable out-of-pocket expenses of CymaBay, to assist Kowa and such Affiliate and Sublicensee in obtaining such Regulatory Approvals and Regulatory Exclusivity in the Territory.

2.3.4    CymaBay will use reasonable efforts to cooperate with Kowa as reasonably requested from time to time, at Kowa’s expense for any reasonable out-of-pocket expenses, in connection with Kowa seeking and obtaining Regulatory Approval for the Licensed Product in the Territory, including providing existing Data from within the Licensed Technology and adverse event reports, in the form mutually agreed by the Parties, as may be requested by Kowa from time to time, for disclosure to Regulatory Authorities.

2.3.5    Kowa will keep CymaBay reasonably informed (including through the JAC) of all submissions to Regulatory Authorities in the Territory regarding Development of or seeking Regulatory Approval of Licensed Product, and the status and progress of such submissions. CymaBay may comment on any such submissions, [ * ]. Once a submission is made to a Regulatory Authority in the Territory regarding Development of the Licensed Product, a full copy of the submission will be provided to CymaBay pursuant to the provisions of Section 2.3.9.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.6    Kowa hereby grants, and will cause its Affiliates and Sublicensees to grant, CymaBay and its licensees of the Licensed Product outside the Territory, a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) (or any successor rule or any analogous Law existing or recognized outside of the United States), to, and a right to copy, access and otherwise use, all Kowa Regulatory Data, including all information and Data included in any regulatory filing, NDA, drug master file or other regulatory documentation owned or Controlled by Kowa or its Affiliate or its Sublicensees that relates to the Licensed Product within the Territory, to the extent necessary or useful for CymaBay or any CymaBay licensee of the Licensed Product outside the Territory to Develop or obtain Regulatory Approval for the Licensed Product outside the Territory, on the financial terms set forth in Section 2.3.8 below, and Kowa will provide a signed statement to this effect, if required by CymaBay or its licensee, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor or analogous law or regulation outside of the United States). CymaBay agrees that, prior to the first Regulatory Approval of an NDA for Licensed Product in the Territory, it and its Affiliates and licensees outside the Territory will not, without the prior written consent of Kowa (which consent can be withheld for any reason or no reason), (i) [ * ], (ii) [ * ] or (iii) [ * ]. CymaBay agrees that if it or its Affiliate or licensee performs non-clinical work on Licensed Product in the Territory, it shall inform Kowa in advance. Prior to such first Regulatory Approval, CymaBay may make request(s) to Kowa [ * ]. [ * ]. After such Regulatory Approval, and pursuant to the provisions of Section 2.3.8, Kowa shall provide to CymaBay copies of [ * ], which CymaBay (and its Affiliates and other licensees) may use in connection with Development and obtaining Regulatory Approval for the Licensed Product outside the Territory.

2.3.7     CymaBay hereby grants Kowa, and will cause its licensees and Affiliates with respect to the Licensed Product to grant, a corresponding Right of Reference to Kowa, its Affiliates and its Sublicensees (or its equivalent under applicable Law in the applicable jurisdiction), to, and a right to copy, access and otherwise use, all information and Data included in any regulatory filing, MAA, drug master file or other regulatory documentation owned or Controlled by CymaBay that relates to the Licensed Product outside the Territory, to the extent necessary or useful for Kowa or any Affiliate of Kowa or Sublicensee to Develop or obtain Regulatory Approval for the Licensed Product inside the Territory, on financial terms to be mutually agreed upon by the Parties (with the terms to be established pursuant to the provisions of Section 10.1.3 in the event the Parties cannot agree on such financial terms), and CymaBay will provide a signed statement to this effect, if required by Kowa, in accordance with 21 C.F.R. § 314.50(g)(3) (or any successor or analogous Law outside of the United States). Kowa agrees that if it or its Affiliate or Sublicensee performs non-clinical work on Licensed Product outside the Territory, it shall inform CymaBay in advance.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.8    If CymaBay or its Affiliate or licensee, in its registration filing for Regulatory Approval of Licensed Product in a particular country outside the Territory, uses for demonstrating safety and efficacy any Kowa Raw Data or Kowa Regulatory Data owned by or received from Kowa, then CymaBay shall pay Kowa the following with respect to sales of such Licensed Product (by CymaBay or its Affiliate or licensee) in such country:

(a)    if licensee makes the sales: [ * ] for licensee’s sales of such Licensed Product in such country; or

(b)    if CymaBay or its Affiliate makes the sales: [ * ] from its or its Affiliate’s sales of such Licensed Product in such country;

provided, however, that the above payment obligations shall automatically terminate (as to all sales outside the Territory) once CymaBay has paid to Kowa an aggregate of $[ * ] under this Section 2.3.8.

2.3.9    Kowa will promptly provide CymaBay with copies of all material written or electronic communications received by it or its Affiliates or Sublicensees from, or forwarded or submitted by it or its Affiliates to, the Regulatory Authorities within the Territory with respect to Licensed Product, including all regulatory filings, IND, NDA, drug master file or other Regulatory Documentation Controlled by Kowa or its Affiliate or Sublicensee relating to Licensed Product in the Territory. Such material communications will be provided by Kowa to CymaBay within [ * ] Business Days of such receipt or forwarding. CymaBay will promptly provide Kowa with copies of all material written or electronic communications received by it or its Affiliates or licensees from, or forwarded or submitted by it or its Affiliates or its licensees to, the Regulatory Authorities outside of the Territory with respect to Licensed Product, including all regulatory filings, IND, NDA, drug master file or other Regulatory Documentation Controlled by CymaBay or its Affiliate or licensee relating to Licensed Product outside the Territory. Such material communications will be provided by CymaBay to Kowa within [ * ] Business Days of such receipt or forwarding.

2.3.10    To the extent practicable, Kowa will promptly provide CymaBay with prior written or email notice of all meetings, conferences and discussions that are scheduled with the FDA regarding the Licensed Product within [ * ] Business Days after Kowa or its Affiliate first receives notice of the scheduling of such meeting, conference or discussion. Subject to the confidentiality provisions set forth under Article 6, and to the extent permitted by the FDA, CymaBay may, upon Kowa’s prior approval, send one representative of CymaBay to such meeting, conference or discussion solely in the capacity of an observer. The number of Kowa representatives and the identities of the representatives to be present at any such meeting, conference or discussion will be determined by Kowa in its good faith and reasonable judgment.    Kowa will promptly forward to CymaBay copies of all meeting minutes and summaries of all such meetings, conferences and discussions with the FDA.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.4    Joint Advisory Committee

As soon as practicably possible after the Effective Date, the Parties will establish a joint advisory committee (the “JAC”) to facilitate communications between the Parties related to the Development and Commercialization of the Licensed Product in the Territory pursuant to this Agreement, including discussing Development progress, results and plans, regulatory matters, updates on improvements, Commercialization plans and results, and publication strategies. Each Party will designate an equal number of representatives, to be [ * ] each unless the Parties agree otherwise, with appropriate expertise to serve as members of the JAC. Each Party may replace its representatives on the JAC at any time upon notice to the other Party. The JAC will meet regularly or periodically in a manner appropriate to the issues under consideration by the JAC, but no less frequently than once per calendar quarter (unless the Parties otherwise agree). Meetings of the JAC will be held by telephone or videoconference. The JAC will only advise the Parties, and will not have decision-making authority or control over this Agreement or the Parties. Each Party will act in good faith and share through the JAC all pertinent information relating to Licensed Product Development and Commercialization results and progress, to facilitate each Party’s respective activities as contemplated hereunder. The Parties’ representatives shall discuss and prepare an agenda reasonably in advance of each JAC meeting and shall promptly prepare reasonably detailed minutes of each meeting (including summaries of the topics discussed and any conclusions and decisions, and any open issues or matters needing further work or attention). CymaBay may elect to terminate its participation in the JAC.

2.5    Safety Coordination Committee

The Parties shall establish a Safety Coordination Committee (“SCC”) to coordinate the exchange of safety and adverse event information on an ongoing basis in the Territory and outside the Territory. The SCC shall create applicable timelines and scope for reporting (including safety and adverse event data collection and analysis) between Kowa and CymaBay (or applicable Affiliates, licensees and Sublicensees) that will (i) enable each Party to comply with its respective reporting requirements to Regulatory Authorities in their territory, and (ii) ensure worldwide safety surveillance. Each Party shall require its Affiliates, licensees and Sublicensees, as applicable, to also comply with the SCC. As between Kowa and CymaBay, CymaBay shall be responsible for establishing, holding and maintaining the global safety database for the Licensed Product. Kowa shall have the right to hold and maintain a parallel safety database for Licensed Product in the Territory as needed or required by Law. Promptly after a clinical trial on Licensed Product is commenced outside the Territory by CymaBay or its Affiliate or other licensee, the Parties shall enter into a reasonable and customary pharmacovigilance agreement to cover the exchange and reporting of safety information by all such parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 3

DILIGENCE AND EXCLUSIVITY

3.1    Efforts of Kowa.

Kowa will (a) carry out Development of the Licensed Product pursuant to the provisions of Section 2.2.1 and (b) upon receipt of Regulatory Approval for the Licensed Product for the Indications in the Territory use Commercially Reasonable Efforts to Commercialize the Licensed Product for treatment of the Indications; provided, however, that in the event Kowa breaches its obligations under Section 3.1(b), CymaBay will not be entitled to any equitable relief, and CymaBay may terminate this Agreement pursuant to Section 8.2.5. In the event that CymaBay materially breaches the terms of this Agreement, and such breach impedes Kowa’s ability to perform its obligations under Section 2.2.1 or 3.1(b), then Kowa shall be relieved of performing such obligations to the extent that such breach impedes such performance (and will also be entitled to seek legal and equitable remedies with respect to such breach by CymaBay), but only for so long as such breach continues. Except as set forth in Section 2.2.1 and this Section 3.1, Kowa will not have any obligations to conduct Development or Commercialization of the Licensed Product, including any fiduciary obligations or implied duties.

3.2    Efforts of CymaBay.

CymaBay will use Commercially Reasonable Efforts to complete its ongoing Development activities for the Licensed Product set forth on Schedule 4 initiated prior to the Effective Date for the Territory.

3.3    Exclusivity.

Except as permitted under this Agreement or as otherwise agreed in writing between the Parties, CymaBay agrees that it will not, and will cause its Representatives not to, in the Territory: (a) further research, Develop, or Manufacture (except as permitted under this Agreement, including in Section 4.3.3) or seek or maintain Regulatory Approval for, market, sell, distribute or otherwise Commercialize the Licensed Product, or otherwise compete with the Licensed Product in treating the Indications, or own a controlling interest in any entity that does so compete with the Licensed Product in treating the Indications, (provided that the foregoing covenants shall not apply to any entity that subsequently acquires CymaBay or to any affiliate of such entity or to a pre-existing program of an entity that merges with CymaBay or its Affiliate), or (b) grant or offer to grant a license under any Licensed Technology or Licensed Patents for use in any connection with Arhalofenate or any product containing Arhalofenate in the Territory, provided that this clause (b) shall not apply to a grant of license to Manufacture Licensed Product for use and sale outside the Territory, or to conduct non-clinical work on Licensed Product in the Territory in connection with Development of the Licensed Product outside the Territory as permitted herein, or (c) conduct any clinical development of Licensed Product in the Territory, except as permitted by Kowa in writing, or (d) cause any Third Party to perform any of the foregoing on CymaBay’s behalf. CymaBay agrees that if it or its licensee performs non-clinical work on Licensed Product in the Territory, it shall inform Kowa in advance. CymaBay further agrees that it and its Affiliates will not promote, market, sell or distribute the Licensed Product in the Territory or export the Licensed Product from outside the Territory into the Territory and will use Commercially Reasonable Efforts to include and enforce express contractual restrictions in its contracts with licensee(s) outside the Territory, to prevent the export of the Licensed Product from outside the Territory into the Territory, and shall cease sale or distribution of Licensed Product to any customer or distributor that exports or otherwise transfers Licensed Product into the Territory. Kowa further agrees that it and its Affiliates will not promote, market, sell or distribute the Licensed Product outside the Territory or export the Licensed Product from the Territory to outside the Territory other than to conduct Development or Manufacture the Licensed Product as permitted under this Agreement and will use Commercially Reasonable Efforts to include and enforce express contractual restrictions in its contracts with Sublicensee(s) inside the Territory, to prevent the export of the Licensed Product from the Territory to outside the Territory, and shall cease sale or distribution of Licensed Product to any customer or distributor that exports or otherwise transfers Licensed Product outside the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 4

INTELLECTUAL PROPERTY MATTERS

4.1    Ownership of Technology, Patents and Data.

4.1.1    Inventorship of all inventions and discoveries conceived, reduced to practice, discovered or made pursuant to work conducted under this Agreement during the Term, whether or not patentable, will be determined in accordance with U.S. patent laws. Authorship of all works created pursuant to work conducted under this Agreement during the Term will be determined in accordance with U.S. copyright laws.

4.1.2    As between the Parties, CymaBay retains ownership of the Licensed Patents and the Licensed Technology that exist as of the Effective Date (subject to the terms and conditions of the DiaTex License Agreement and this Agreement).

4.1.3    As between the Parties, Kowa will be and is the sole owner of all (a) Improvement Technology with respect to which either (i) one or more of the Representatives of Kowa are deemed inventors or authors, as applicable, pursuant to Section 4.1.1 or (ii) subject to Section 4.1.4(b)(y), any combination of one or more of the Representatives of Kowa together with one or more of the Representatives of CymaBay are deemed co-inventors or co-authors, as applicable, pursuant to Section 4.1.1 (collectively, (i) and (ii), the “Kowa Improvement Technology”), (b) all Patents claiming any of the foregoing Improvement Technology (the “Kowa Improvement Patents”) and (c) the Kowa Regulatory Data and Kowa Raw Data. CymaBay hereby assigns to Kowa all of CymaBay’s and its respective Representative’s(s’) right, title and interest, whether existing now or arising in the future, in and to the Kowa Improvement Technology and the Kowa Improvement Patents. CymaBay will (x) execute all further instruments to document, record and perfect Kowa’s sole ownership consistent with this Section 4.1.3 as reasonably requested by Kowa from time to time, and will cause each such Representative to do the same, and (y) make each such Representative available to Kowa and the Kowa Representatives as reasonably requested in connection with Kowa’s or its Affiliate’s protection thereof, including filing, prosecuting, maintaining and enforcing the Kowa Improvement Patents.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.1.4    As between the Parties, CymaBay will be and is the sole owner of all (a) Improvement Technology with respect to which one or more of the Representatives of CymaBay are deemed inventors or authors, as applicable, pursuant to Section 4.1.1 (the “CymaBay Improvement Technology”) and (b) Patents (x) claiming any of the foregoing Improvement Technology or (y) that are Enantiomer Patents (as defined in the DiaTex License Agreement) (collectively (x) and (y) above, the “CymaBay Improvement Patents).

4.1.5    As between the Parties, each Party shall solely own the Data generated from activities conducted by such Party or its Affiliates, Sublicensees or licensees. The Data Controlled by CymaBay (including any Data resulting from the CymaBay Development activities identified in Schedule 4) is included in the Licensed Technology and licensed to Kowa under Section 4.3.2, provided that all clinical Data relating to Licensed Product generated by or on behalf of CymaBay and its Affiliates and CymaBay’s other licensees after the Effective Date is provided to Kowa under and subject to the terms of Section 2.3.7.

4.2    Prosecution of Patents.

4.2.1    As between the Parties, CymaBay will be responsible, subject to the terms below, for preparation, filing, prosecution, maintenance and seeking extensions of all Licensed Patents at [ * ] cost and expense and Kowa will provide CymaBay with reasonable cooperation related thereto at CymaBay’s request and at [ * ] cost and expense. CymaBay will provide Kowa with a reasonable opportunity to comment on the preparation, filing, prosecution, maintenance and seeking extensions of the Licensed Patents, and CymaBay will consider in good faith all comments received from Kowa in a timely manner. If CymaBay reasonably determines that the continued prosecution or maintenance of particular Licensed Patent(s) is not justified (but excluding the Material Licensed Patents, for which CymaBay shall retain the above prosecution and maintenance obligations), then CymaBay may give [ * ] days’ advance written notice to Kowa that it intends to cease such prosecution, maintenance or seeking extensions of the specified Licensed Patent(s). If Kowa gives notice within such [ * ] day period that it desires to undertake such prosecution and maintenance, then CymaBay will assign its rights in the subject Licensed Patents to Kowa. Absent such notice from Kowa, CymaBay may abandon the specified Licensed Patent(s) after the end of such period (but excluding any Material Licensed Patents).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.2.2    To the extent permitted by applicable Law, CymaBay will seek extensions of applicable Licensed Patents with respect to Licensed Product at [ * ] cost and expense. CymaBay will be responsible for preparation, filing and maintenance of all Licensed Patents, [ * ].

4.2.3    As between the Parties, Kowa will be responsible for preparation, filing, prosecution, maintenance and seeking extensions of all Kowa Improvement Patents at Kowa’s cost and expense, and CymaBay will provide Kowa with reasonable cooperation related thereto at Kowa’s request and at Kowa’s cost and expense. If Kowa reasonably determines that the filing of or continued prosecution or maintenance of particular Kowa Improvement Patent(s) is not justified, then Kowa shall give [ * ] days’ advance written notice to CymaBay that it intends to cease such prosecution, maintenance or seeking extensions of the specified Kowa Improvement Patent(s). If CymaBay gives notice within such [ * ] day period that it desires to undertake such filing, prosecution and maintenance, then Kowa will assign the subject Kowa Improvement Patents to CymaBay. Absent such notice from CymaBay, Kowa may abandon the specified Kowa Improvement Patent(s) after the end of such period.

4.3    License Grants to Kowa.

4.3.1    Subject to the terms and conditions of this Agreement, CymaBay grants to Kowa an exclusive (even as to CymaBay), royalty-bearing license or, as the case may be, sublicense, including the right to sublicense or further sublicense (through multiple tiers), under all rights in the Licensed Patents to Exploit the Licensed Product in the Field in the Territory. Such rights include the rights, subject to the terms and conditions of this Agreement: (i) to make, have made, use, sell, offer for sale, distribute, import and market and otherwise Exploit the Licensed Product and (ii) to practice any methods or processes claimed in the Licensed Patents for any and all applications and purposes with respect to the Licensed Product in the Field in the Territory. CymaBay also grants to Kowa a non-exclusive, worldwide, royalty-bearing license or, as the case may be, sublicense, including the right to sublicense or further sublicense (through multiple tiers), under the Licensed Patents to (a) make or have made the Licensed Product or (b) conduct Development activities of Licensed Product (including pre-clinical, non-clinical and clinical testing), in either case anywhere in the world solely for Exploitation of Licensed Product under the foregoing license in the Territory.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.3.2    Subject to the terms and conditions of this Agreement, CymaBay grants to Kowa an exclusive (even as to CymaBay), royalty-bearing license or, as the case may be, sublicense, including the right to sublicense or further sublicense (through multiple tiers), under all rights in the Licensed Technology in the Field solely (a) to reproduce, use, create derivative works of, distribute, display publicly and disclose the Licensed Technology in the Field in the Territory in order to file Regulatory Documentation with respect to, make, have made, use, sell, offer for sale, distribute, import and market and otherwise Exploit the Licensed Product in the Field in the Territory and (b) to practice any methods or processes in the Licensed Technology for any and all applications and purposes with respect to the Licensed Product in the Field in the Territory. CymaBay also grants to Kowa a non-exclusive, worldwide, royalty-bearing license or, as the case may be, sublicense, including the right to sublicense or further sublicense (through multiple tiers), under the Licensed Technology as reasonably necessary to (a) make or have made the Licensed Product or (b) conduct Development activities of Licensed Product (including pre-clinical, non-clinical and clinical testing), in either case anywhere in the world solely for Exploitation of Licensed Product under the foregoing license in the Territory.

4.3.3    Notwithstanding the exclusive grants in this Section 4.3, CymaBay retains all such rights under the Licensed Technology and Licensed Patents as needed for it (or its Affiliates or contractors) to (a) perform its obligations under this Agreement, (b) Manufacture the Licensed Product in the Territory and (c) conduct pre-clinical and non-clinical testing in the Territory, in either case (b) or (c) solely for Development and Commercialization activities outside the Territory, including Regulatory Approvals. Further, CymaBay retains all rights under the Licensed Technology and Licensed Patents for all applications and uses outside the scope of the licenses granted to Kowa hereunder.

4.4    Right of First Negotiation.

CymaBay hereby grants to Kowa a right of first negotiation with respect to any other license under any Intellectual Property of CymaBay (including the Licensed Technology and the Patents in the relevant jurisdiction equivalent to the Licensed Patents) covering the Licensed Product in the Field in Japan, subject to the following: Kowa’s right set forth in the preceding sentence will be effective from the Effective Date for a period of [ * ]. If CymaBay at any time during such [ * ] period desires to offer any Person a license under any Intellectual Property of CymaBay (including the Licensed Technology and the Patents in Japan equivalent to the Licensed Patents) covering the Licensed Product in the Field in Japan, then CymaBay will promptly notify Kowa in writing of CymaBay’s proposed terms and conditions thereof. Thereafter, if requested by Kowa by written notice within [ * ] days of the CymaBay notice, CymaBay and Kowa will negotiate in good faith the terms of such proposed license. If the Parties do not agree in writing on a binding full and definitive agreement concerning the same within [ * ] days after CymaBay’s notice, then CymaBay’s obligations and Kowa’s rights under this Section 4.4 will terminate with respect to the license of Intellectual Property covering the Licensed Product in the Field in Japan, and thereafter CymaBay may proceed to enter into an agreement granting such license to other Persons.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.5    License Rights upon Bankruptcy.

All licenses and similar use rights granted under or pursuant to any Section of this Agreement are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), and of any comparable or similar laws and regulations in any other country or jurisdiction (collectively, such laws and regulations with the Bankruptcy Code, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties agree that the applicable Party, as licensee or sublicensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the applicable Bankruptcy Laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the applicable Bankruptcy Laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) such intellectual property and all embodiments of such intellectual property (including supporting materials such as files relating to prosecution or enforcement), which, if not already in such other Party’s possession, will be promptly delivered to it upon its written request thereof. Any agreements supplemental to this Agreement will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code and all similar provisions of the other Bankruptcy Laws.

4.6    License Grant to CymaBay.

Subject to the terms and conditions of this Agreement, Kowa grants to CymaBay a non-exclusive, fully paid up, royalty-free, license, including the right to sublicense or further sublicense (through multiple tiers), under the Kowa Improvement Technology and the Kowa Improvement Patents, solely to Develop, register, make, have made, use, sell, offer for sale, distribute, import and market and otherwise Exploit the Licensed Product solely outside the Territory and to practice any methods or processes claimed therein outside the Territory with respect to the foregoing activities with respect to the Licensed Product solely outside the Territory, and provided further that CymaBay (or its Affiliate or licensee) may exercise the applicable license rights granted in the foregoing within the Territory, but solely with respect to non-clinical Development efforts and Manufacturing activities to support Development or Commercialization of Licensed Product outside the Territory

4.7    Enforcement of Patents.

4.7.1    Each Party will promptly notify the other Party in the event of any actual, threatened or suspected infringement of any Licensed Patents or Kowa Improvement Patents.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.7.2    As between the Parties, Kowa will be responsible for instituting litigation to cease, and/or to obtain damages for, infringement of the Licensed Patents in the Territory (including litigation relating to ANDA under the Hatch-Waxman Act). As between the Parties, any such litigation initiated by Kowa will be under Kowa’s control (including the selection of legal counsel and the sole authority to settle or otherwise dismiss the litigation ) and at Kowa’s cost and expense, provided that [ * ]. If required in order to establish standing to sue under any applicable Laws, CymaBay will join in any such litigation, upon Kowa’s request and at [ * ] expense ([ * ]), and in any event, whether or not its participation is required for standing to sue, CymaBay will cooperate with and provide reasonable assistance to Kowa in the litigation at [ * ] expense. CymaBay will further cooperate with and provide reasonable assistance to Kowa, as reasonably requested by Kowa ([ * ]), in conducting pre-litigation diligence and other preparation for the litigation, including during the [ * ] period immediately prior to the earliest possible date for the filing of a first ANDA for a generic version of the Licensed Product. Any amount awarded by a judgment or paid under a settlement for such infringement will be allocated first to pay any and all of Kowa’s ([ * ]) and CymaBay’s ([ * ]) reasonable costs and expenses relating to the litigation, and then the remaining amount shall be paid to [ * ], up to the total amount of [ * ], and then the remainder, to the extent based on infringement of the Licensed Patents, will be allocated [ * ]. Kowa may not settle any such litigation in a manner that admits non-infringement, invalidity or unenforceability without CymaBay’s prior written consent, such consent not to be unreasonably withheld.

4.7.3    As between the Parties, CymaBay will have the initial right, at its discretion, but subject to the below, to institute and conduct litigation to cease, and/or to obtain damages for, infringement outside the Territory of the Kowa Improvement Patents for which CymaBay (or its Affiliate or Representative) is a co-inventor. As between the Parties, any such litigation initiated by CymaBay will be under CymaBay’s control (including the selection of legal counsel and the sole authority to settle or otherwise dismiss the litigation ) and at [ * ] cost and expense. If required in order to establish standing to sue under any applicable Laws, Kowa will join in any such litigation, upon CymaBay’s request and at [ * ] expense ([ * ]), and in any event, whether or not its participation is required for standing to sue, Kowa will cooperate with and provide reasonable assistance to CymaBay in the litigation, to the extent requested by CymaBay and at [ * ] expense for [ * ]. Kowa will further cooperate with and provide reasonable assistance to CymaBay, as reasonably requested by CymaBay ([ * ]), in conducting pre-litigation diligence and other preparation for the litigation. Any amount awarded by a judgment or paid under a settlement for such infringement will be allocated first to pay any and all of CymaBay’s and Kowa’s ([ * ]) costs and expenses relating to the litigation, and then the remaining amount shall be [ * ]. If CymaBay does not commence a suit to enforce the applicable Kowa Improvement Patents against such infringement or take reasonable efforts to settle or otherwise secure the abatement of such infringement within [ * ] days of becoming aware of or receiving notice from Kowa of the existence of such infringement, then Kowa shall have the right, but not the obligation, to commence a suit or take action to enforce such Kowa Improvement Patents against such infringement at [ * ] cost and expense.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4.8    Trademarks.

As between the Parties, Kowa has the sole right in the Territory, at its sole cost and in its sole discretion, to (a) select the trademark(s), service mark(s), logo(s) and other source identifier(s) to be used on or in connection with the Commercialization of Licensed Product in the Territory (including its labeling), and (b) apply for, prosecute and maintain any registrations thereof in the Territory.

4.9    Reservation of Rights.

Except as expressly stated in this Agreement, no rights or licenses are granted under this Agreement by any Party or any of its Affiliates under any Intellectual Property of such Party or its Affiliates to the other Party or its Affiliates, whether by implication, estoppel or otherwise, and all such rights not expressly granted are hereby reserved by each Party and its Affiliates. Kowa covenants that it and its Affiliates will not use or practice any Licensed Patents or Licensed Technology outside of the Territory or for any use or purpose outside of the license rights expressly granted in this Agreement (other than the limited right to Manufacture and Develop Licensed Product outside the Territory as provided in Section 2.2.4, 4.3.1 and 4.3.2).

ARTICLE 5

LICENSE PAYMENTS

5.1    Initial Payment.

Within 15 days after the Effective Date, Kowa will pay to CymaBay a one-time, non-refundable and non-creditable upfront license fee in an aggregate amount equal to $5,000,000 in cash (the “Initial Payment”).

5.2    Development Milestone Payments.

5.2.1    Kowa will notify CymaBay within [ * ] days after the first occurrence of any of the following events indicated below as a “Development Milestone” being achieved by Kowa, its Affiliate or its Sublicensee for the Licensed Product:

Development Milestones	Milestone Payment (in millions)
[ * ]	$[ * ]
[ * ]	$[ * ]
[ * ]	$[ * ]
[ * ]	$[ * ]

Total – Development Milestones	up to $[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.2.2    Kowa will pay to CymaBay the “Milestone Payment” that corresponds to each such “Development Milestone” as specified in Section 5.2.1 within [ * ] days after the date that such milestone has been achieved.

5.2.3    In no event will a Milestone Payment in Section 5.2.1 (collectively, the “Development Milestone Payments”) become payable more than once and in no event will the total Development Milestone Payments that become payable in accordance with this Section 5.2 exceed $[ * ].

5.3    Royalty Payments on Net Sales.

5.3.1    Kowa will pay royalties on all Net Sales of the Licensed Product in the Territory during the period commencing with the First Commercial Sale of the Licensed Product in the Territory and ending on the later of the (i) expiration of the last to exist Valid Claim covering the manufacture, use, offer for sale, sale or importation of the Licensed Product in the Territory and (ii) 10th anniversary of the First Commercial Sale (the “Royalty Term”). Upon expiration of the Royalty Term and payment of all royalties owed for sales of Licensed Product occurring prior thereto, the licenses to Kowa under this Agreement will be deemed irrevocable and non-terminable (and will survive termination of this Agreement for any reason), and upon payment of all royalties due based on Net Sales occurring during the Royalty Term in the Territory for the Licensed Product and of all Sales Milestone Payments achieved and owed under Section 5.4, such license will be deemed fully paid-up and royalty-free.

5.3.2    Kowa will incur royalties on Net Sales (based on the cumulative Net Sales of the Licensed Product in the Territory during the Royalty Term in a given calendar year) at the rates set forth below, as the same may be adjusted pursuant to Section 5.3.3:

Ranges of Calendar Year Net Sales of the Licensed Product in the Territory (in millions)	Royalty Rate applicable to each Range
Net Sales up to and including $[ * ]	[ * ]%
Net Sales of more than $[ * ]	[ * ]%

For illustrative purposes only, if Net Sales for a calendar year during the Royalty Term are $1.5 billion, the royalties payable by Kowa to CymaBay for such calendar year would be an aggregate of $[ * ], calculated as follows:

($[ * ] × [ * ]) + ($[ * ] × [ * ]) = $[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.3.3    Upon the beginning of Generic Competition, the royalty rates set forth in Section 5.3.2 will be reduced by [ * ]%; provided, however, that if the foregoing Generic Competition is solely due to the launch of a generic equivalent by a Third Party based on an ANDA (“At-Risk Launch”) and (a) the At-Risk Launch is subsequently the subject of a final and unappealable court order requiring the cessation of sales of the unlicensed product that is the subject of the At-Risk Launch, or (b) the Third Party ceases sales of the unlicensed product that is the subject of the At-Risk Launch, by agreement or otherwise, upon the cessation of sales of the unlicensed product by such Third Party, the [ * ]% reduction of the royalty rates will cease and the royalty rates will return to those set forth in Section 5.3.2 until the next occurrence of Generic Competition, in which case the [ * ]% reduction in royalty rates will be reapplied.

5.3.4    If either (a) Kowa, its Affiliate or its Sublicensee determines in good faith that in order to avoid a reasonable potential of infringement of a Blocking Third Party Patent Right it is advisable to obtain a license from the applicable Third Party under such Blocking Third Party Patent Right to Exploit the Licensed Product in the Territory, or (b) Kowa, its Affiliate or its Sublicensee of the Licensed Patents or the Licensed Technology is required by an order, judgment or similar action of a Governmental Authority to pay royalties or other amounts for the Exploitation of the Licensed Product in the Territory due to infringement of a Blocking Third Party Patent Right, then (c) Kowa may deduct from any of the royalty amounts due to CymaBay from Kowa under Section 5.3 of this Agreement for sales of such Licensed Product, [ * ]% of such amounts actually paid by Kowa, its Affiliate(s) or its Sublicensee(s) to such Third Party(ies) for the Blocking Third Party Product Rights, and provided that such deduction may not in any event reduce the amount of royalties owed for any particular quarter by more than [ * ]% of such amount otherwise owed.

5.3.5    Starting with the calendar quarter in which the first Net Sales occur for which a royalty is due under this Section 5.3, Kowa will provide a report to CymaBay with the Net Sales of the Licensed Product in the Territory and will make the royalty payment required pursuant to this Section 5.3 (such payments, collectively, the “Royalty Payments”) within [ * ] days after the end of the each calendar quarter of the Term. Such royalty reports will provide the Net Sales during the reporting period, the applicable royalty rate(s), any deductions made pursuant to Sections 4.7.2, 5.3.3 and 5.3.4, and a calculation of the resulting royalty payment due through the end of the reporting period.

5.4    Sales Milestone Payments.

5.4.1    Kowa will notify CymaBay of the occurrence of any “Sales Milestone” set forth below within [ * ] days after the achievement of the corresponding “Threshold”. The “Threshold” for purposes of such payments is the aggregate amount of Net Sales that have accrued during a calendar year of the Licensed Product in the Territory during the Royalty Term, and shall pay CymaBay the corresponding Sales Milestone Payment within [ * ] days of such notice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sales Milestones	Sales Milestone Payment (in millions)	Threshold
Sales Milestone #1	$[ * ]	$[ * ]
Sales Milestone #2	$[ * ]	$[ * ]

Total - Sales Milestones	Up to $[ * ]

5.4.2    Kowa will only be required to pay each of Sales Milestones #1 and #2 (collectively, the “Sales Milestone Payments”, and together with the Development Milestone Payments and the Royalty Payments, the “Contingent Payments”) one time. Each Sales Milestone Payment will accrue on the first occurrence of aggregate Net Sales during a calendar year that equals or exceeds the applicable “Threshold”, regardless of whether or not any other Sales Milestone is first achieved in the same calendar year.

5.5    Payments for Sublicenses.

During the Term, Kowa will pay to CymaBay [ * ]% of all Sublicense Revenue. Kowa will report the amount of Sublicense Revenue received and will pay the respective amount payable under the above on such Sublicense Revenue to CymaBay within [ * ] days after receipt by Kowa of the applicable Sublicense Revenue from the Sublicensees.

5.6    Method of Payments.

Each payment by Kowa to CymaBay pursuant to this Agreement will be made in U.S. dollars. The Initial Payment will be paid by electronic funds transfer in immediately available funds to such bank account(s) as CymaBay designated in writing to Kowa prior to the Effective Date. Each Contingent Payment will be made by electronic funds transfer in immediately available funds to such bank account as designated in writing by CymaBay to Kowa. If a payment is past due, Kowa will pay interest on such late payment, from the date the payment was due until fully paid, at an interest rate equal to [ * ].

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.7    Inspection of Records.

For at least [ * ] years after the end of any calendar year in which Net Sales occurred in the Territory upon which a Royalty Payment was due, Kowa and its Affiliates that have Net Sales will keep accurate books and records setting forth all the accounts regarding the sales, and the calculation of Net Sales resulting from such sales, of the Licensed Product in the Territory for each such calendar year. Kowa will, and will compel its Affiliates that have Net Sales to, permit CymaBay, using independent certified public accountants engaged by CymaBay and reasonably acceptable to Kowa, to examine all such books and records at any reasonable time, upon reasonable notice; provided, however, that Kowa will not be required to produce for inspection any such records relating to any period other than the [ * ] most recently ended calendar years. The foregoing right of examination (i) may be exercised only once during each calendar year [ * ] and (ii) may not be exercised with respect to any period that was previously subject to such inspection. Kowa (and its applicable Affiliates that have Net Sales) may require such accountants to enter into a reasonably acceptable confidentiality agreement and in no event will such accountants disclose to CymaBay or its Representatives any information, other than such as relates to the accuracy of the corresponding payments required to be made under this Agreement and any discrepancies in such payments. The opinion of said independent accountants regarding such reports and related payments will be binding on the Parties, other than in the case of manifest error. CymaBay will bear the cost of any such examination and review; provided, however, that if the examination shows an underpayment of any amounts due of more than [ * ]% of the amount due for an applicable calendar year, then Kowa will promptly reimburse CymaBay for its reasonable out-of-pocket expenses actually incurred in connection with such examination. Kowa will promptly pay to CymaBay the amount of any underpayment of amounts due revealed by any such examination plus interest as provided in Section 5.6. In addition, Kowa covenants that upon the exercise by CymaBay of its audit rights pursuant to this Section 5.7, Kowa will conduct contractually permitted audits of any Sublicensee’s applicable books and records, to ensure that such reports are accurate and that it has received all royalties owed based on such sales.

5.8    Tax Matters.

5.8.1    “Tax” or “Taxes” means all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, sales, consumption, use, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Governmental Authority, and including any interest, penalties and additions attributable thereto, and all amounts payable pursuant to an agreement or arrangement with respect to taxes.

5.8.2    The Parties agree to cooperate and produce on a timely basis any Tax forms or reports reasonably requested by the other Party in connection with any payment made under this Agreement. Each Party further agrees to provide reasonable cooperation to the other Party, at the other Party’s expense, in connection with any official or unofficial Tax audit or contest relating to payments made by the other Party under this Agreement.

5.8.3    Any payments made by a Party pursuant to this Agreement will not be reduced on account of any Taxes unless required by applicable Law. CymaBay will be responsible for paying any and all Taxes (other than withholding taxes required to be paid by Kowa under applicable Law) levied on account of, or measured in whole or in part by reference to, any payments it receives. Kowa will deduct or withhold from the payments any Taxes that Kowa is required to deduct or withhold under applicable Law. If, in accordance with the foregoing, Kowa withholds (as required by applicable Law) any amount from a payment to CymaBay, such withheld amount will be deemed paid by Kowa to CymaBay pursuant to this Agreement, and Kowa will (a) timely remit to CymaBay the balance of such payment; (b) timely remit the full amount withheld to the proper Governmental Authority; and (c) send to CymaBay written proof of remittance of the full amount withheld within [ * ] days following remittance. Kowa will use Commercially Reasonable Efforts to cooperate with any efforts by CymaBay to qualify for any exemption from such withholding taxes that are available under applicable Law.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 6

CONFIDENTIALITY

6.1    Confidential Information.

6.1.1    “Confidential Information” of a Party means any information regarding the business and operations of such Party or any of its Representatives, that is or has been disclosed (whether orally or in writing) by such Party or its Representatives (the “Discloser”) to the other Party or its Representatives (the “Recipient”), in each case, to the extent that such information is not (a) as of the date of disclosure to the Recipient, known to the Recipient (other than pursuant to an obligation of confidentiality to the Discloser); (b) disclosed in published literature, or otherwise generally known to the public through no breach by the Recipient of this Agreement; (c) obtained by the Recipient from a Third Party free from any obligation of confidentiality to the Discloser; or (d) independently developed by the Recipient without use of the Confidential Information disclosed to the Recipient by the Discloser.

6.1.2    The Licensed Technology and unpublished Licensed Patents constitute the Confidential Information of CymaBay. All Kowa Improvement Technology, unpublished Kowa Improvement Patents, reports submitted to CymaBay by Kowa pursuant to Article 5 or information examined by CymaBay’s auditors pursuant to Section 5.7, Kowa Regulatory Data and communications with Regulatory Authorities concerning the Licensed Product are, as between the Parties, the Confidential Information of Kowa. Moreover, [ * ], and provided further that, for clarity, the disclosure rights [ * ], and further that [ * ]. Notwithstanding the forgoing, CymaBay may disclose the Licensed Technology to potential and existing licensees of CymaBay for the Licensed Product outside the Territory provided that such licensee(s) are subject to confidentiality restrictions no less stringent than those set forth in this Article 6.

6.2    Obligations of Confidentiality.

6.2.1    Except as otherwise provided in this Agreement, during the Term and for [ * ] years thereafter, the Recipient (a) will keep confidential, and will cause its Representatives to keep confidential, all of the Confidential Information of the Discloser, and (b) will not disclose the Confidential Information of the Discloser to any Third Party. The Recipient agrees to take such action, and to cause its Representatives to take such action, to preserve the confidentiality of the Confidential Information of the Discloser as the Recipient would customarily take to preserve the confidentiality of the Recipient’s own similar types of Confidential Information, but in no case using less than a reasonable degree of care.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2.2    Notwithstanding anything to the contrary in this Article, the Recipient and its Representatives may disclose the Confidential Information of the Discloser in connection with the exercise of rights granted to it hereunder to:

(a)    Governmental Authorities, including Regulatory Authorities, to the extent reasonably deemed desirable or necessary to apply for, obtain or maintain INDs or Regulatory Approvals for the Licensed Product or file applications for, prosecute, maintain or enforce the Licensed Patents or the Kowa Improvement Patents or otherwise comply with Law;

(b)    other Representatives, advisory boards, managed care organizations, non-clinical and clinical investigators, and contracted clinical research organizations and clinical trial sites, as needed in connection with Development or Commercialization of Licensed Product as contemplated hereunder; provided, however, that the Recipient enters into a confidentiality agreement or otherwise has an enforceable obligation of confidentiality with such Person before disclosing any of the Discloser’s Confidential Information;

(c)    in connection with prosecuting or defending litigation; provided, however, that the Recipient or Representative uses reasonable efforts to limit the dissemination of such information, including by use of protective orders and the like, as such Recipient would use for its own similar types of Confidential Information;

(d)    in connection with the resolution of disputes under this Agreement; provided, however, that such Recipient will use reasonable efforts to limit the dissemination of such information, including by use of protective orders and the like, as such Recipient would use for its own similar types of Confidential Information; and

(e)    in connection with filings required by security regulations and the rules and regulations of any securities exchanges upon which the Recipient’s securities are traded; provided, however, that such Recipient will use reasonable efforts to limit the dissemination of such information, including by use of protective orders and the like, as such Recipient would use for its own similar types of Confidential Information.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.3    Transaction Publicity.

Neither Party may issue a press release concerning this Agreement or the transactions contemplated hereby (including the achievement of milestone events and other significant progress in the Development or Commercialization of the Licensed Product) without the content of such release being approved in advance and in writing by the non-issuing Party, such approval not to be unreasonably withheld or delayed by the non-issuing Party. Without limiting the generality of the foregoing, concurrent with the execution of this Agreement, the Parties will agree upon mutually acceptable press releases to be issued promptly after the execution of this Agreement. Notwithstanding the first sentence of this Section 6.3, CymaBay shall have the right to make filings with Governmental Authorities which it determines, based on advice of counsel, are reasonably necessary to comply with applicable Laws, including regulations promulgated by securities exchanges and governmental agencies and, upon prior notice to Kowa, to make press releases concerning such filings and disclosing information only to the extent disclosed in such filings.

6.4    Publication of Clinical Trial Results.

Notwithstanding anything to the contrary in this Article, Kowa may publish any Data within the Licensed Technology or otherwise resulting from clinical trials conducted by or on behalf of Kowa on the Licensed Product without the consent of CymaBay. CymaBay may not publish any Data within the Licensed Technology existing as of the Effective Date or resulting from clinical trials conducted by or on behalf of Kowa on the Licensed Product without the consent of Kowa, which shall not be unreasonably withheld or delayed. Kowa shall not publish any clinical Data or results from any clinical trials conducted by CymaBay or its Affiliate or other licensee after the Effective Date, without the prior written consent of CymaBay, and CymaBay or its Affiliate or licensee may publish any such Data or results, at its discretion.

ARTICLE 7

REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1    CymaBay Representations and Warranties.

CymaBay hereby represents and warrants to Kowa that, except as otherwise provided in a disclosure schedule attached hereto, as of the Effective Date:

7.1.1    CymaBay is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware, has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by CymaBay have been duly and validly authorized and approved by proper corporate action on the part of CymaBay, CymaBay has taken all other action required by Law, its certificate of incorporation, bylaws or other organizational documents to authorize such execution, delivery and performance. This Agreement constitutes a legal, valid and binding obligation of CymaBay, enforceable against CymaBay in accordance with its terms, except as enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally. There are no Affiliates of CymaBay.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.2    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of CymaBay under, or result in the creation of any Lien on any of the Licensed Patents, the Licensed Technology or the Licensed Product pursuant to, any Contract or Governmental Authorization of CymaBay, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the certificate of incorporation or bylaws or other organizational documents of CymaBay, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or Governmental Authority to which CymaBay or any of the Licensed Patents, the Licensed Technology or the Licensed Product is subject or may be bound or (d) violate, conflict with or result in a breach of any Laws or applicable regulations to which CymaBay or any of the Licensed Patents, the Licensed Technology or the Licensed Product is subject or may be bound.

7.1.3    To the Knowledge of CymaBay, CymaBay is and has been in compliance in all material respects with all Laws applicable to the ownership or use of the Licensed Patents and the Licensed Technology and the Manufacture, use, sale, offer for sale or importation of the Licensed Product. There is no, and within the past [ * ] years there has not been any, written action, claim (including regarding infringement of Intellectual Property), complaint, demand, suit, warning, assertion, proceeding, arbitration, citation, notice of non-compliance, summons, subpoena, request for information by a Governmental Authority, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the Knowledge of CymaBay, verbally threatened against CymaBay or any of its Representatives relating to the Licensed Patents, the Licensed Technology or the Licensed Product, the Exploitation of the foregoing, or the transactions contemplated by this Agreement. There are no, and there have not been any judicial orders, writs, injunctions, decrees, judgments or stipulations in force against CymaBay or its Representatives (in their capacity as such) with respect to the Licensed Patents, the Licensed Technology or the Licensed Product. No claim or demand of any Person has been made in writing against CymaBay or to the Knowledge of CymaBay verbally threatened against CymaBay, nor is there any litigation that is pending or to the Knowledge of CymaBay verbally threatened against CymaBay, that (i) challenges the rights of CymaBay in respect of any of the Licensed Patents, the Licensed Technology or the Licensed Product, or (ii) asserts that the Manufacture, use, sale, offer for sale or importation of the Licensed Product or the processes used to make the Licensed Product (x) is, was or will be infringing or otherwise in violation of any Intellectual Property of any Person other than CymaBay or (y) is, was or will be required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property of any Person other than CymaBay.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.4    No notice to or consent, approval, authorization, order, filing, registration or qualification of or with any court, Governmental Authority or any Person not a party to this Agreement is required to be made or obtained by CymaBay in connection with the execution and delivery of this Agreement or the consummation by CymaBay of the transactions contemplated hereby.

7.1.5    To the Knowledge of CymaBay, there is no prior art or other information, including any claim or assertion made by a third party, that would likely render any of the Licensed Patents unenforceable or invalid. Furthermore, to the Knowledge of CymaBay there is no prior art that, in its good faith understanding, would raise a substantial question as to the enforceability or validity of any of the Licensed Patents. CymaBay has disclosed to Kowa:

(a)    all material scientific and technical information in CymaBay’s possession or Control, including any publications, posters, CMC Information, pharmacokinetics data, and Regulatory Documentation relating to the Licensed Product or its Manufacture or use as such exists as of the Effective Date;

(b)    correct and complete copies of all submissions, if any, of CymaBay to the FDA, or any other similar state or foreign Governmental Authority relating to the Licensed Product, and all amendments and supplements thereto, including all related pre-clinical and clinical data, and all related complaint information, adverse event information and safety information relating to the Licensed Product; and

(c)    all material information existing as of the Effective Date relating to the Licensed Patents and the material Licensed Technology in each case necessary for Kowa to Manufacture, Develop, Commercialize and seek and obtain Regulatory Approval in the Territory for the Licensed Product. CymaBay shall, upon Kowa’s reasonable request, provide further any invention disclosures, inventors’ notebooks or other materials evidencing conception and/or reduction to practice, prior art search results and related memoranda and patentability opinions or evaluations, validity and enforceability searches and opinions or evaluations, freedom to operate searches and opinions or evaluations, and correspondence with and interview notes or other notes regarding communications with any of the inventor(s) and all other such material information in the possession or Control of CymaBay as of the Effective Date (including all material facts and publications that could constitute prior art, whether discovered before or after filing of the subject patent application) that, in such attorney(s)’, agent(s)’ or employees’ reasonable judgment likely would be relevant to any Governmental Authority’s consideration of whether any of the Licensed Patents are patentable/unpatentable, valid/invalid or enforceable/unenforceable, but provided that if any information therein is subject to attorney-client privilege, the Parties shall discuss in good faith whether, or under what circumstances, such privileged information shall be provided.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.6    CymaBay has disclosed to the patent offices in the Territory in which CymaBay filed applications for the Licensed Patents all material information about which CymaBay was aware that is obligated under applicable Law to be so disclosed.

7.1.7    The clinical Data in the Licensed Technology disclosed or made available by CymaBay or any of its Representatives to Kowa prior to the Effective Date (the “Disclosed Information”) has been true and correct in all material respects. To the Knowledge of CymaBay, the scientific, technical and other information relating to the Licensed Patents, the Licensed Technology and the Licensed Product disclosed or made available by CymaBay or any of its Representatives to Kowa prior to the Effective Date has been true and correct in all material respects. The experimental Data in the Disclosed Information is based upon actual experimentation conducted by or on behalf of CymaBay or its Representatives, and is otherwise in compliance in all material respects with all Health Care Laws in the Territory. The information disclosed or made available by CymaBay or any of its Representatives to Kowa prior to the Effective Date in the course of Kowa’s due diligence investigation includes any material adverse information known to CymaBay or its Representatives relating to the Licensed Patents, the Licensed Technology or the Licensed Product.

7.1.8    Except for the INDs identified on Schedule 2, no IND has been filed by or on behalf of CymaBay or any of its Representatives with any Regulatory Authority in the Territory involving the Licensed Product or any of the Licensed Technology that relates to the Licensed Product. Neither CymaBay nor any of its Representatives is currently:

(a)    working to file on his/her/its or another Person’s behalf;

(b)    advising or consulting with any Person in preparation for or in connection with filing; or

(c)    assisting or encouraging any Person in connection with,

any submission to a Regulatory Authority in the Territory involving the Licensed Product or any of the Licensed Technology that relates to the Licensed Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.9    To the Knowledge of CymaBay, the Manufacture, use, sale, offer for sale, and import of the Licensed Product described in the IND identified on Schedule 2 does not, and after Regulatory Approval will not, infringe the Patent rights of any Person. The reproduction or disclosure of the Licensed Technology to Kowa pursuant to the terms of this Agreement, and Kowa’s exercise of its rights hereunder in connection with Kowa’s use of the Licensed Technology with respect to the existing Licensed Product, does not, and after the Effective Date will not, infringe the copyrights of, or misappropriate or otherwise violate the trade secret rights of any other Person. Neither CymaBay nor, to the Knowledge of CymaBay, any of its Representatives has received any written, or, to the Knowledge of CymaBay, verbal, allegation that the Manufacture, use, sale, offer for sale, and import in the Territory of Licensed Products or the use of the Licensed Technology in connection with the Licensed Product infringes or will infringe the Patents of any Third Party or infringes, misappropriates or otherwise violates or will infringe, misappropriate or otherwise violate the Intellectual Property rights of any Person.

7.1.10    CymaBay has delivered to Kowa a complete and accurate copy of the DiaTex License Agreement, including all amendments thereto. CymaBay has the unrestricted right (including the right under the DiaTex License Agreement) to grant to Kowa all rights in the Licensed Patents and the Licensed Technology that are being granted to Kowa under this Agreement upon the terms set forth herein. Neither CymaBay nor any of its Representatives has granted any license or sublicense to any rights in the Licensed Patents or the Licensed Technology to any Third Party that are in conflict with the rights granted to Kowa in this Agreement.

7.1.11    The Development and License Agreement between CymaBay and Ortho-McNeil, Inc. dated June 26, 2006, including the rights of Ortho-McNeil, Inc., has terminated prior to the Effective Date and there are no rights thereunder of Ortho-McNeil, Inc. relating to the Licensed Product, the Licensed Patents or the Licensed Technology that survived such termination and remain effective.

7.1.12    Schedule 5 sets forth, with the owner, registration and application numbers and dates indicated, as applicable, all Licensed Patents that have issued or that have been applied for and are pending issuance with any Governmental Authority. All fees, taxes, annuities and other payments associated with filing, prosecuting, issuing, recording, registering or maintaining Licensed Patents have been paid in full in a timely manner to the proper Governmental Authority. Except as specified on Schedule 5 otherwise, each Licensed Patent listed or required to be listed thereon is owned solely by CymaBay, is active, is, to the Knowledge of CymaBay, valid and enforceable (if granted), and the ownership of the entire right, title and interest is recorded (through its entire chain of title beginning with and including each inventor) with the applicable Governmental Authority solely in the name of CymaBay. CymaBay is not aware of and, to the Knowledge of CymaBay, CymaBay’s Representatives that have been involved in prosecution of the Licensed Patents are not aware of, any information that, in its or their reasonable judgment, would likely render any of the granted Licensed Patents invalid or unenforceable and that is not part of the publicly available file history. CymaBay and, to the Knowledge of CymaBay, its Representatives have complied with all duties of candor owed to the patent office in the Territory with respect to the prosecution of each of the Licensed Patents.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.13    CymaBay and, to the Knowledge of CymaBay, its Representatives have taken reasonable and customary measures to maintain and protect, as applicable, the confidentiality of the Confidential Information within the Licensed Technology.

7.1.14    All Representatives of CymaBay who are or were involved in the design, creation, conception, reduction to practice or development of the Licensed Patents or, to the Knowledge of CymaBay, the Licensed Technology or who were provided the composition of the Licensed Product Manufactured before the Effective Date using the Licensed Technology or claimed by the Licensed Patents, have executed written contracts (x) obligating them not to disclose the Confidential Information within the Licensed Technology, (y) specifying that all tangible materials that result from work performed by them on behalf CymaBay or its Affiliate is “work made for hire” under U.S. copyright laws or that they are otherwise obligated to assign to CymaBay all copyrights in such works, and (z) specifying that CymaBay solely owns and that such Representative assigns, immediately upon conception or creation, all other Intellectual Property rights relating to the Licensed Technology and Licensed Patents.

7.1.15    None of the Representatives of CymaBay is an inventor or author, based on work conducted pursuant to such Person’s employment by or contractual engagement by CymaBay, or, to the Knowledge of CymaBay, based on work conducted independently of such employment or engagement, of any Technology or Patent necessary for the Development, Manufacturing, seeking or obtaining Regulatory Approval for, or Commercialization of the Licensed Product in the Territory that has not been assigned to CymaBay. None of the Representatives of CymaBay owns, in whole or in part, based on work conducted pursuant to such Person’s employment by or contractual engagement by CymaBay, or, to the Knowledge of CymaBay, based on work conducted independently of such employment or engagement, or, to the Knowledge of CymaBay, has been granted a license to, any Technology or Patent necessary for the Development or Manufacturing of, seeking or obtaining Regulatory Approval for, or marketing, distribution, sale or other Commercialization of, the Licensed Product in the Territory that is not part of the Licensed Patents or Licensed Technology. No Person has alleged to CymaBay in writing, nor, to the Knowledge of CymaBay verbally alleged, nor, to the Knowledge of CymaBay, has any Person alleged to any of its Representatives that any Third Party owns, in whole or in part, any of the Licensed Technology or Licensed Patents, and to the Knowledge of CymaBay, there is no reasonable basis for any such allegation.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.16    Other than pursuant to the DiaTex License Agreement, CymaBay has not been granted a license, covenant not to sue, immunity from suit or similar right from any Person under any Intellectual Property contained within, necessary for the Development, Manufacturing, seeking or obtaining Regulatory Approval for, or Commercialization of any Licensed Product or other Exploitation of any of the Licensed Technology or Licensed Patents in connection with the Licensed Product.

7.1.17    Schedule 2 sets forth a true and complete list of all material agreements, which may include license agreements and Manufacturing or supply agreements, to which CymaBay is a party and that relate to the Licensed Product in the Field in the Territory. As soon as reasonably practicable after, but in any event within [ * ] days of, the Effective Date, CymaBay shall provide to Kowa all material pre-clinical and clinical trial agreements relating to Licensed Product Development for the Indications (the “Trial Agreements”), provided that for material clinical trial site agreements such provision may be within [ * ] days of the Effective Date (if needed for CymaBay to obtain complete copies of the applicable agreements). Except as described in Schedule 2, none of the agreements set forth on Schedule 2 or the Trial Agreements: (i) requires a Third Party’s consent to any assignment, licensing or sublicensing to Kowa, as provided in this Agreement, of any rights of CymaBay relating to Licensed Product obtained under such agreements; (ii) prevents CymaBay from assigning, licensing or sublicensing to Kowa, as provided in this Agreement, any rights of CymaBay relating to Licensed Product obtained under such agreements; or (iii) requires royalties to be paid by CymaBay in connection with the grant to Kowa of a license or sublicense as provided hereunder. Further, except as described in Schedule 2, under the agreements set forth on Schedule 2, or under the Trial Agreements, CymaBay has obtained either ownership or Control of rights to any Data and Intellectual Property developed or created under such agreements relating to Licensed Product that are necessary to the Development and Commercialization of Licensed Product, and CymaBay can license or sublicense, as applicable, such rights to Kowa as provided herein. True, correct and complete copies of the agreements set forth on Schedule 2 and any documentation to be provided by CymaBay to Kowa pursuant to the provisions of Section 2.1.1 have been or will be provided to Kowa, and such agreements are in full force and effect and have not been modified or amended except as set forth in Schedule 2. Neither CymaBay nor, to the Knowledge of CymaBay, the other party to such agreements is in default with respect to a material obligation under, and none of such parties has claimed or, to the Knowledge of CymaBay, has grounds upon which to claim that the other party is in default with respect to a material obligation under, such agreements. CymaBay has not received any notice of breach under any of the agreements listed in Schedule 2. CymaBay has not waived or allowed to lapse any of its material rights under any agreements listed in Schedule 2 with respect to the Licensed Product, and no such material rights have lapsed or otherwise expired or been terminated. To the Knowledge of CymaBay, the Licensed Patents which are subject to any agreements listed in Schedule 2 were not and are not subject to any restrictions or limitations except for the specific terms of the applicable agreements set forth in Schedule 2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.1.18    CymaBay: (a) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting material noncompliance with any Laws or any Governmental Authorizations in connection with the Development of the Licensed Product; (b) has not received notice of any proceeding from the FDA or any other Governmental Authority or Third Party alleging that the Licensed Product is in violation of any Laws or Governmental Authorizations and to the Knowledge of CymaBay neither the FDA nor any other Governmental Authority or Third Party is considering any such proceeding; (c) has not received notice that the FDA or any other Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Governmental Authorizations related to the Licensed Products; (d) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, submissions and supplements or amendments with respect to its Development of the Licensed Product as required by any Laws or Governmental Authorizations; and (e) to the Knowledge of CymaBay its manufacturers and suppliers have at all times manufactured the Licensed Product supplied to CymaBay for use in human clinical trials in compliance with cGMP for the manufacture of products as are required by applicable Governmental Authorities or applicable Law in the relevant jurisdiction, including the rules and regulations of the FDA.

7.1.19    All pre-clinical and clinical investigations sponsored by CymaBay relating to the Licensed Product have been and are being conducted in material compliance with applicable Laws, including applicable cGCP requirements, and federal and state Laws, rules, regulations and guidance restricting the use and disclosure of individually identifiable health information. CymaBay has not received any notices or other correspondence from the FDA or any other Governmental Authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests relating to the Licensed Product requiring the termination, suspension or material modification of such studies or tests.

7.1.20    CymaBay’s patent attorneys and agents currently engaged by CymaBay as of the Effective Date were involved in the filing, prosecution and maintenance of each of the Material Licensed Patents.

7.1.21    CymaBay has not (a) made an untrue statement of a material fact or fraudulent statement to the FDA or any Governmental Authority, (b) failed to disclose a material fact required to be disclosed to the FDA or any Governmental Authority, (c) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Policy or for any other state or foreign Governmental Authority to invoke any similar policy. CymaBay is not the subject of any pending or, to the Knowledge of CymaBay, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither CymaBay, nor any of its Representatives, or, to the Knowledge of CymaBay, any of its collaboration partners, agents or subcontractors directly involved in the Development of the Licensed Product has been convicted of any crime or engaged in any conduct which has resulted or reasonably could result in debarment or disqualification by the FDA or any other Governmental Authority.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2    Kowa Representations and Warranties.

Kowa hereby represents and warrants to CymaBay that, as of the Effective Date:

7.2.1    Kowa is a corporation duly formed and validly existing under the laws of Delaware, has the power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Kowa has been duly and validly authorized and approved by proper corporate action on the part of Kowa, Kowa has taken all other action required by Law, and its organizational documents to authorize such execution, delivery and performance, and this Agreement constitutes a legal, valid and binding obligation of Kowa, enforceable against Kowa in accordance with their terms, except as enforceability may be limited by applicable equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally.

7.2.2    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of Kowa under any Contract or Governmental Authorization of Kowa, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the organizational documents of Kowa, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or Governmental Authority to which Kowa is subject or may be bound or (d) violate, conflict with or result in a breach of any Laws or applicable regulations to which Kowa is subject or may be bound.

7.2.3    There is no action, claim, complaint, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, request for information by a Governmental Authority, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the knowledge of Kowa, threatened against Kowa or any of its Representatives relating to the Licensed Technology, the Licensed Patents, the Exploitation of the Licensed Product, or the transactions contemplated by this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2.4    No notice to or consent, approval, authorization, order, filing, registration or qualification of or with any court, Governmental Authority or any Person not a party to this Agreement is required to be made or obtained by Kowa in connection with the execution and delivery of this Agreement or the consummation by Kowa of the transactions contemplated hereby.

7.3    DISCLAIMER.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN SECTIONS 7.1 AND 7.2, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO ANY PRODUCTS, TECHNOLOGY, INTELLECTUAL PROPERTY RIGHTS OR ANY OTHER SUBJECT MATTER UNDER THIS AGREEMENT, AND EACH PARTY EXPRESSLY DISCLAIMS ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

7.4    CYMABAY COVENANTS

7.4.1    CymaBay will maintain the DiaTex License Agreement in good standing and will not take any actions (or omit or fail to take any actions) which, after the expiration of any notice and/or cure periods, results in a termination or material breach of the DiaTex License Agreement, including exercising its option to terminate the DiaTex License Agreement under Sections 10.2 or 10.3 therein.

7.4.2    CymaBay agrees that it will not amend, modify or supplement the DiaTex License Agreement or agree to or consent to any amendment, modification or supplement to the DiaTex License Agreement in any manner which negatively affects the rights granted in this Agreement, without the prior written consent of Kowa.

ARTICLE 8

TERM AND TERMINATION

8.1    Term.

This Agreement will be effective as of the Effective Date and, unless terminated sooner pursuant to Section 8.2, will remain in effect until the expiration of the Royalty Term. The period from the Effective Date until expiration or termination (for any reason) of this Agreement in its entirety is the “Term” of this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.2    Termination Rights.

8.2.1    If CymaBay materially breaches or materially defaults in the performance or observance of any of its obligations under a material term of this Agreement, Kowa may terminate this Agreement as follows:

(a)    if the breach was deliberate, then upon [ * ] days notice provided that CymaBay has not cured the breach within such [ * ]-day notice period;

(b)    if the breach was not deliberate and can be cured within [ * ] days after notice thereof, then upon [ * ] days notice provided that CymaBay has not cured the breach within such [ * ]-day notice period; or

(c)    if the breach was not deliberate but reasonably cannot be cured within [ * ] days after notice of breach, then upon [ * ] days notice unless before the end of such [ * ] days, CymaBay has discontinued the breaching act, used commercially reasonable efforts to cure the breach to the extent possible within such [ * ]-day period and has implemented all commercially reasonable steps to further cure such breach to the extent possible and to prevent further occurrences of such breach, and has cured such breach in any event by end of the [ * ] day period after giving such notice.

Notwithstanding the foregoing provisions of this Section 8.2.1, if CymaBay disputes that CymaBay materially breached any material term of this Agreement within the relevant [ * ] day period, this Agreement will not terminate unless such dispute is finally resolved pursuant to Section 10.1 where such resolution is that CymaBay did materially breach a material term of this Agreement and CymaBay failed to cure such material breach within the initial cure period.

8.2.2    If Kowa materially breaches or materially defaults in the performance or observance of any of its obligations under a material term of this Agreement, CymaBay may terminate this Agreement as follows:

(a)    if the breach was deliberate, then upon [ * ] days notice provided that Kowa has not cured the breach within such [ * ]-day notice period;

(b)    if the breach was not deliberate and can be cured within [ * ] days after notice thereof, then upon [ * ] days notice provided that Kowa has not cured the breach within such [ * ]-day notice period; or

(c)    if the breach was not deliberate but reasonably cannot be cured within [ * ] days after notice of breach, then upon [ * ] days notice unless before the end of such [ * ] days, Kowa has discontinued the breaching act, used commercially reasonable efforts to cure the breach to the extent possible within such [ * ]-day period and has implemented all commercially reasonable steps to further cure such breach to the extent possible and to prevent further occurrences of such breach, and has cured such breach in any event by end of the [ * ] day period after giving such notice.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing provisions of this Section 8.2.2, if Kowa disputes that Kowa materially breached any material term of this Agreement within the relevant [ * ] day period, this Agreement will not terminate unless such dispute is finally resolved pursuant to Section 10.1 where such resolution is that Kowa did materially breach a material term of this Agreement and Kowa failed to cure such material breach within the initial cure period.

8.2.3    Kowa may terminate this Agreement in its entirety (a) upon [ * ] advance written notice to CymaBay at any time within [ * ] of the Effective Date based on the results of Kowa’s due diligence on CymaBay, the Licensed Patents, the Licensed Technology and the Licensed Product and (b) at any time thereafter for any or no reason upon [ * ] advance written notice to CymaBay. In the event Kowa terminates this Agreement pursuant to this Section 8.2.3, CymaBay will not be entitled to any damages or equitable relief due solely to such termination.

8.2.4    In the event that Kowa notifies CymaBay of Kowa’s decision not to Launch or does not notify CymaBay of Kowa’s decision to Launch within [ * ] days after NDA approval of the Licensed Product by the FDA, this Agreement will terminate [ * ] days after such event. In the event this Agreement terminates pursuant to this Section 8.2.4, CymaBay will not be entitled to any damages or equitable relief due solely to such termination.

8.2.5    In the event Kowa breaches its obligations under Section 2.2.1(b) or Section 3.1(b), CymaBay may terminate this Agreement. In the event CymaBay terminates this Agreement pursuant to this Section 8.2.5, CymaBay will not be entitled to any damages or equitable relief due solely to such termination, and further will not be entitled to damages or equitable relief for such breach to the extent provided in Section 2.2.1 or 3.1, as applicable.

8.3    Effects of Expiration or Termination.

8.3.1    Upon expiration of the Royalty Term, the rights and licenses granted to Kowa under Article 4 with respect to the Licensed Patents and the Licensed Technology will survive such expiration as further provided in Section 5.3.1. Upon expiration of this Agreement, the rights and licenses granted to Kowa under Article 4 with respect to the Licensed Patents and the Licensed Technology will survive such expiration on a perpetual basis. For clarity, termination by Kowa pursuant to Section 8.2.1 or CymaBay pursuant to Section 8.2.2. will be without prejudice to the applicable Party’s remedies at law or in equity, including such Party’s ability to receive damages or equitable relief with respect to thereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3.2    Upon termination of this Agreement during any such time as any clinical trials involving the Licensed Product are being conducted by Kowa, its Affiliates or their Representatives, Kowa and any other such Person will be entitled to complete the clinical trials to the extent reasonably necessary to comply with applicable Law.

8.3.3    Upon termination of this Agreement pursuant to Section 8.2.2, Section 8.2.3, Section 8.2.4 or Section 8.2.5:

(a) the rights and licenses granted to Kowa under Article 4 with respect to the Licensed Patents and the Licensed Technology will terminate and revert to CymaBay;

(b) Kowa will ensure that it and its Affiliates, and will use Commercially Reasonable Efforts to ensure that its Sublicensees, cease all Development and Commercialization of Licensed Products;

(c) Kowa will promptly return to CymaBay all copies containing or reflecting any Licensed Technology;

(d) Kowa will promptly return to CymaBay all amounts of Licensed Product (or active pharmaceutical ingredient) provided by CymaBay under Section 2.2.3;

(e) Kowa will provide CymaBay the opportunity to purchase any existing inventory of Licensed Product (and bulk active pharmaceutical agreement) made or purchased by Kowa, at Kowa’s actual cost for such inventory;

(f) Kowa will return and assign to CymaBay the INDs and transfer and assign to CymaBay (i) any NDA arising therefrom for the Licensed Product, (ii) all Regulatory Documentation relating to the Licensed Product in the possession or Control of Kowa or its Affiliate and (iii) all Kowa Raw Data and Kowa Regulatory Data, including all pharmacovigilance Data (including adverse event Data) on the Licensed Product in the possession or Control of Kowa or its Affiliate; and

(g) at CymaBay’s reasonable request [ * ], Kowa shall (i) subject to the provisions of Section 8.3.2, take reasonable steps to transfer any ongoing clinical trials to CymaBay and (ii) provide CymaBay with reasonable assistance with any inquiries and correspondence with Regulatory Authorities regarding the Licensed Product in the Territory, and (iii) cooperate reasonably with CymaBay in the transfer of the Licensed Product program back to CymaBay, and such assistance shall be limited to a period of [ * ] after such termination.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.3.4    Upon expiration or termination of this Agreement, except for termination by Kowa pursuant to Section 8.2.1, the rights and licenses granted to CymaBay by Kowa under Section 4.6 will survive on a perpetual basis and also, in the case of such termination (other than pursuant to Section 8.2.1), such rights and licenses under Section 4.6 will automatically be deemed to be worldwide rights and licenses. Termination or expiration of this Agreement for any reason (a) will be without prejudice to CymaBay’s right to receive all payments accrued before the effective date of such expiration or termination, including all payments on Net Sales for the Licensed Product occurring during the Royalty Term, and (b) will not release either Party from any liability, indebtedness, right to Losses or other obligation that already has accrued prior to such termination or expiration. Termination or expiration of this Agreement for any reason shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, that a Party may have hereunder based on breach by the other Party that arose prior to, or that arises out of or in connection with, such termination or expiration.

8.3.5    Upon termination of this Agreement pursuant to Section 8.2.1:

(a) the rights and licenses granted to Kowa under Article 4 with respect to the Licensed Patents and the Licensed Technology will terminate and revert to CymaBay;

(b) Kowa will ensure that it and its Affiliates, and will use Commercially Reasonable Efforts to ensure that its Sublicensees, cease all Development and Commercialization of Licensed Products; and

(c) Kowa will promptly return to CymaBay all copies containing or reflecting any Licensed Technology.

Notwithstanding the foregoing, if Kowa’s right to terminate the Agreement pursuant to Section 8.2.1 arises, Kowa may, in lieu of terminating this Agreement, continue its license and pursue any other legal or equitable remedies to which it may be entitled, including its right of set-off against any subsequent payments which are owed to CymaBay pursuant to the provisions of Section 9.3.

8.3.6    The provisions of Articles 6, 8, 9, and 10 and Sections 4.1, 4.2.3 (until expiration of the Kowa Improvement Patents), 4.5 (solely as to CymaBay’s and Kowa’s respective surviving license and related rights), 4.7.3, 4.9, 5.7 (until the third anniversary of the termination or expiration of this Agreement), 5.8 and 7.3, as well as any other provisions that expressly are to survive or other provisions or defined terms referred to this Agreement or necessary to give them effect will survive termination or expiration of this Agreement and remain in force until discharged in full.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE 9

INDEMNIFICATION

9.1    Indemnification.

9.1.1    CymaBay will indemnify, defend and hold Kowa and Kowa’s Affiliates, and their respective directors, officers and employees (the “Kowa Indemnitees”), harmless from any and all Losses incurred by any of them in connection with any claim, suit or action by a Third Party (a “Claim”) against the Kowa Indemnitees to the extent resulting from:

(a)    the breach by CymaBay of any covenant of, or warranty or representation made by, CymaBay under this Agreement or the DiaTex License Agreement;

(b)    the gross negligence, recklessness or wilful misconduct of CymaBay or any of its Representatives; or

(c)    the Development, Manufacture, use, offer for sale, sale, importation or promotion of the Licensed Product by CymaBay or any of its Representatives, licensees or sublicensees following termination of the exclusive right to do so granted to Kowa under this Agreement.

Notwithstanding the foregoing, CymaBay will not be obligated to so indemnify, defend and hold Kowa or its Representatives harmless to the extent that such Losses or Claims are caused by (x) the breach of any covenant of, or warranty or representation made by, Kowa under this Agreement or (y) the gross negligence, recklessness or wilful misconduct of Kowa or any of its Representatives.

9.1.2    Kowa will indemnify, defend and hold CymaBay and its Affiliates and their respective officers, directors and employees (the “CymaBay Indemnitees”) harmless from any and all Losses incurred by any of them in connection with any Claim by a Third Party against any CymaBay Indemnitee as a result of:

(a)    the breach by Kowa of any covenant of, or warranty or representation made by, Kowa under this Agreement;

(b)    the gross negligence, recklessness, or wilful misconduct of Kowa or any of its Representatives; or

(c)    the Development, Manufacture, use, offer for sale, sale, importation or promotion of the Licensed Product by Kowa or any of its Representatives under this Agreement.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Notwithstanding the foregoing, Kowa will not be obligated to so indemnify, defend and hold CymaBay or its Representatives harmless to the extent that such Losses or Claims are caused by (x) the breach of any covenant of, or warranty or representation made by, CymaBay under this Agreement or (y) the gross negligence, recklessness or wilful misconduct of CymaBay or any of its Representatives.

9.2    Indemnity Procedures.

9.2.1    In the event that any Third Party asserts a Claim against a Kowa Indemnitee or CymaBay Indemnitee, as applicable, (the “Indemnified Party”) with respect to any matter for which such Indemnified Party is entitled to indemnification under Section 9.1 (such Claim, a “Third Party Claim”), then the Indemnified Party will as soon as practicable notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof and provide a copy of the relevant complaint or other claim and all other material information relating thereto; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party and providing such documents and information will relieve the Indemnifying Party from any obligation under this Article 9 unless (and then only to the extent that) the Indemnifying Party is prejudiced by such delay.

9.2.2    The Indemnifying Party will have the right, exercisable by notice to the Indemnified Party within [ * ] days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party, and the Indemnifying Party may do so without prejudice to its right to dispute whether such Claim involves a Third Party Claim subject to valid indemnification obligation hereunder. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party will cooperate, and will cause its Representatives to cooperate upon request of the Indemnifying Party and at Indemnifying Party’s cost, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within [ * ] days after the above notice thereof (including by affirmatively denying responsibility to defend the Third Party Claim), the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of the Indemnified Party’s choice and (provided that such Claim is a Third Party Claim for which the Indemnifying Party is obligated under Section 9.1 to provide indemnification) at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, will have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defence of any Third Party Claim that the other Party is defending as provided in this Section 9.2.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.2.3    The Indemnifying Party will not, without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, enter into any compromise or settlement of the Third Party Claim that commits the Indemnified Party to take, or to forbear to take, any action or that imposes on such Indemnified Party any monetary obligation or admission of wrongdoing. The Indemnified Party will not have the right to settle any Third Party Claim, unless the Indemnified Party is solely defending such Third Party Claim as provided in Section 9.2.2, and in such case it may do so on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but will not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party will not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other Party, and the Indemnified Party will use reasonable efforts to mitigate losses arising from the Third Party Claim.

9.3    Set-Off Against Contingent Payments.

If an amount damages has been awarded to Kowa by an arbitration (or a court of appropriate jurisdiction, if applicable) pursuant to a claim brought by Kowa for material breach by CymaBay pursuant to this Agreement, and if any Contingent Payment has not yet been fully paid pursuant to Article 5, Kowa may set-off such amounts of damages awarded from the payment of such Contingent Payment, notwithstanding any objection by CymaBay. The exercise of such right of set-off by Kowa, whether or not the claim is ultimately determined to be justified, will not constitute a breach of this Agreement, and provided that if such amount of damages (or any part thereof) is subsequently and finally determined (by arbitration or court order) not be have been owed by CymaBay, then Kowa shall pay such amount (or applicable part) to CymaBay pursuant to such determination.

9.4    Limitation of Liability.

IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR SPECIAL, INDIRECT, PUNITIVE OR INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE, SUFFERED BY A PARTY OR ANY OF ITS RESPECTIVE REPRESENTATIVES, EXCEPT IN THE EVENT OF AN INTENTIONAL AND WILFUL BREACH IN BAD FAITH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT CONTAINED IN THIS AGREEMENT BY SUCH PARTY. THE FOREGOING SHALL NOT BE DEEMED TO LIMIT EITHER PARTY’S OBLIGATIONS UNDER SECTIONS 9.1 AND 9.2. THE FOREGOING LIMITATIONS ON DAMAGES SHALL NOT APPLY TO DAMAGES FOR BREACH OF THE OBLIGATIONS IN SECTION 6.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9.5    Insurance.

Each of Kowa and CymaBay will procure and maintain insurance issued by a reputable insurance company, which policy will insure against any and all claims, liabilities, costs, fees and expenses resulting from or caused by (or claimed to be resulting from or caused by) its (or its Representative’s) use, Development or Commercialization of the Licensed Product in the Territory, with a limit of liability per occurrence of at least an amount equal to [ * ] U.S. Dollars (US$ [ * ]). It is understood that such insurance will not be construed to create a limit of either Party’s liability with respect to their indemnification obligations under this Article 9. Each of Kowa and CymaBay will provide the other with written evidence of such insurance upon request. Each of Kowa and CymaBay will provide the other with written notice at least 30 days prior to the cancellation, non-renewal or material change in such insurance.

ARTICLE 10

MISCELLANEOUS

10.1    Governing Law; Arbitration.

10.1.1    Except as provided in Section 4.1.1, this Agreement will be governed by and construed in accordance with the laws of the State of New York, without reference to any rules of conflict of laws.

10.1.2    Any disputes arising with respect to the interpretation or enforcement of, or claims with respect to, any provision hereof will be finally settled under the then existing Rules of Arbitration of the International Chamber of Commerce. In any arbitration pursuant to this agreement, the award or decision will be rendered by three arbitrators appointed in accordance with said rules. The arbitration will be held in New York, New York, U.S.A, and will be conducted in the English language. The award or decision of the arbitrator pursuant to this Section 10.1.2 will be binding and conclusive upon the Parties, provided that enforcement of such award or decision may be obtained in any court having jurisdiction over the Party against whom such enforcement is sought.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.1.3    In the event that the Parties are not able to reach agreement on the consideration to be paid by the applicable Party for the license and other rights granted under Section 2.3.7 within [ * ] days of commencing negotiations regarding such consideration, then at either Party’s request such disagreement (the “Consideration Dispute”) shall be made by an arbitration pursuant to the following terms: the Parties shall promptly jointly select an independent, neutral arbitrator who is experienced in licensing and drug product commercialization in the biotechnology and pharmaceutical field. If within [ * ] days after such commencement of the arbitration, in accordance with this Section, an arbitrator has not been appointed by the Parties, then each Party will select within an additional [ * ] days an individual who is independent and experienced in licensing and drug product commercialization in such field. The two individuals so appointed by the Parties will appoint an independent, neutral arbitrator who is experienced in licensing and drug product commercialization in the field and such three arbitrators will conduct the arbitration. The arbitration shall be conducted under the commercial arbitration rules of the American Arbitration Association, to the extent consistent with this Section 10.1.3. Within [ * ] days of the arbitrator’s joint appointment by the Parties or appointment by the two individuals appointed by the Parties, as applicable, each Party will prepare and deliver to both the arbitrator and the other Party its last, best offer for the commercial consideration terms for resolution and decision on the Consideration Dispute (the “Proposal”) and a memorandum (the “Support Memorandum”) in support thereof. The arbitrator(s) will also be provided with a copy of the relevant provisions of this Agreement. Within [ * ] days after receipt of the other Party’s Support Memorandum, each Party may submit to the arbitrator(s) (with a copy to the other Party) a rebuttal to the other Party’s Support Memorandum. Neither Party may have communications (either written or oral) with the arbitrator(s) other than for the sole purpose of engaging the arbitrator or as expressly permitted in this Section. Within [ * ] days after the arbitrator’s appointment, the arbitrator(s) will select, from the two Proposals provided by the Parties, the Proposal (the “Selected Proposal”) that the arbitrator(s) believes is most consistent with the intent of the Parties when this Agreement was entered into and most accurately reflects industry norms for the amount of consideration (taking into account the contribution of the licenses granted) that would typically be agreed to in the context of the termination of similar corporate partnering agreements, and including taking into account the applicable Party’s business prospects with respect to the Licensed Product covered by such license rights at that time and the relative contribution of value of such license grant as to such Licensed Product, consistent with applicable factors surrounding the issue in the Consideration Dispute. The decision of the arbitrator(s) shall be final, binding, and unappealable, and the Parties shall promptly proceed under the terms set forth in the Selected Proposal (provided that the applicable Party may decline to exercise the applicable license and rights, and thus not pay the applicable amounts covered by such Selected Proposal).

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.2    Force Majeure.

No Party will be held liable to the other Party nor be deemed to have defaulted under or breached the Agreement for failure or delay in performing any obligation under the Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority (including by a Regulatory Authority, for any reason other than lack of due diligence, negligence or misconduct of the affected) or the other Party; provided that the affected Party will notify the other Parties of such force majeure circumstances as soon as reasonably practical, and will promptly undertake all reasonable efforts necessary to cure or avoid the effects of such force majeure circumstances and shall perform such obligation as soon as reasonably practicable after such circumstances abate or cease or can be reasonably avoided.

10.3    Specific Performance.

The Parties agree that irreparable damage would occur in the event any provision of Articles 2, 4 and 6 was not performed in accordance with the terms hereof and that the Parties will be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstrating the inadequacy of monetary damages.

10.4    Severability.

If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties will in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

10.5    Waivers.

Any term or condition of this Agreement may be waived at any time by the Party or Parties that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party or Parties waiving such term or condition. Neither the waiver by any Party of any term or condition of this Agreement nor the failure on the part of any Party, in one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, will be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement will be cumulative and none of them will be a limitation of any other remedy, right, undertaking, obligation or agreement.

10.6    Entire Agreement; Amendments.

This Agreement sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersedes all agreements or understandings, verbal or written, made between CymaBay, on the one hand, and Kowa, on the other hand, before the date hereof with respect to the subject matter hereof. None of the terms of this Agreement may be amended, supplemented or modified except in writing signed by the Parties.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.7    Construction.

For purposes of this Agreement, (a) whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders, and “or” is not exclusive; (b) any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in the construction or interpretation of this Agreement; the words “include” and “including,” and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words “without limitation;” (c) except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement; (d) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless the context otherwise requires, references to (i) any agreement (including this Agreement), Contract or Law are to the agreement, Contract or Law as amended, modified, supplemented or replaced from time to time, and to any section of any statute or regulation are to any successor to the section; and (ii) any Person include any successor to that Person or permitted successors and assigns of that Person; (f) the word “will” will be construed to have the same meaning and effect as the word “shall;” (g) the word “any” will mean “any and all” unless otherwise clearly indicated by context; (h) the word “or” is disjunctive but not mutually exclusive; (i) where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning; (j) no prior draft of this Agreement nor any course of performance or course of dealing will be used in the interpretation or construction of this Agreement; (k) no parole evidence will be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence; (l) although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision will be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content); (m) the table of contents, captions and headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement; and (n) all references to dollar amounts or “$” are references to U.S. dollars, and all payments hereunder will be made in U.S. dollars.

10.8    Assignment; Successors.

Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by a Party without the prior written consent of the other Party, and any such assignment without such prior written consent will be null and void; provided, however, that (i) Kowa may assign this Agreement or any or all of its rights or obligations hereunder to any Affiliate of Kowa without the prior consent of CymaBay, provided that Kowa shall nonetheless remain responsible for such Affiliate’s complete performance of all obligations hereunder and liable for any breach thereof; and (ii) each Party may, without consent of the other Party, assign this Agreement in whole to its successor in interest in connection with the merger, acquisition, or sale of all or substantially all of the assets of such Party. In connection with any of the foregoing permitted assignments of this Agreement: (i) the assigning party shall provide written notice to the other Party of such assignment as soon as reasonably practicable; and (ii) the assignee thereof shall agree in writing delivered to the other Party to be bound as the assigning hereunder. Subject to the preceding provisions of this Section 10.8, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.9    Independent Contractor.

The relationship between CymaBay, on the one hand, and Kowa, on the other hand, is that of independent contractors. The Parties are not joint venturers, partners, principal and agent, employer and employee, and have no other relationship other than independent contracting parties. The Parties’ obligations and rights in connection with the subject matter of this Agreement are solely and specifically as set forth in this Agreement, and the Parties acknowledge and agree that neither Party owes the other any fiduciary or similar duties or obligations by virtue of the relationship created by Agreement.

10.10    Notices.

All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally, sent by e-mail (and promptly confirmed by personal delivery or internationally-recognized overnight courier) or sent by internationally-recognized overnight courier, addressed as follows:

If to CymaBay:	CymaBay Therapeutics, Inc. 7999 Gateway Blvd. Suite 130 Newark, CA 94560 U.S.A. Attention: Harold Van Wart, President and CEO e-mail: [ * ]

If to Kowa:	Kowa Pharmaceuticals America, Inc. 530 Industrial Park Boulevard Montgomery, AL 36117, U.S.A. Attention: Ben Stakely CEO and President e-mail: [ * ]

(with a copy, which will not constitute notice)

Kowa Company, Ltd.

4-14, 3-Chome, Nihombashi-Honcho

Chuo-ku, Tokyo 103-8433, Japan

Attention: Tomoaki Kishi

 Chief Manager

 International Business Department and

 Marketing Department (Ethical Products)

 Pharmaceutical Division

e-mail: [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such notice will be deemed to have been given: (a) when delivered if personally delivered or sent by e-mail prior to 5:00 p.m. in the time zone of the receiving party on a Business Day, or if received after 5:00 p.m. in the time zone of the receiving party or on a day other than a Business Day, on the next Business Day; or (b) on the 3rd Business Day after dispatch if sent by internationally-recognized overnight courier. A Party may add, delete or change the person or address to which notices should be sent at any time upon written notice delivered to the other Parties in accordance with this Section 10.10.

10.11    Third Party Beneficiaries.

None of the provisions of this Agreement will be for the benefit of or enforceable by any Third Party, including any creditor of a Party. No Third Party will obtain any right under any provision of this Agreement or will by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against a Party.

10.12    Performance by Representatives.

To the extent that this Agreement imposes obligations on Representatives of a Party, such Party agrees to cause its Representatives to perform such obligations.

10.13    Counterparts.

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by delivery of duly authorized and executed signature pages by facsimile or electronically in .PDF format.

<Signature page follows on next page.>

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed by their duly authorized officers to be effective as of the Effective Date.

CYMABAY THERAPEUTICS, INC.

By:
Name:
Title:

KOWA PHARMACEUTICALS AMERICA, INC.

By:
Name:
Title:

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1

Definitions

“Affiliate” means, with respect to a first Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with, such first Person. For purposes of this defintion, “Control” means the possession, directly or indirectly, of the power to direct or cause direction of the management or policies of another Person (whether through ownership of securities or other ownership interests, by contract or otherwise). A first Person will be presumed to Control another Person if such first Person actually owns or has beneficial ownership of at least 50% of the voting securities or other comparable equity interests of such other Person (whether directly, indirectly or pursuant to any option, warrant or other similar arrangement).

“Agreement” is defined in the preamble to this Agreement and further includes this Agreement as it may be amended or supplemented from time to time by the written agreement of the Parties.

“ANDA” means Abbreviated New Drug Application submitted under the FDCA.

“Arhalofenate” means the compound (-)-(R)-(4-chloro-phenyl)-(3-trifluoromethyl-phenoxy)-acetic acid 2-acetylamino-ethyl ester, also known as MBX-102, JNJ-39659100 and (-)-halofenate.

“At-Risk Launch” is defined in Section 5.3.3.

“Bankruptcy Code” is defined in Section 4.5.

“Blocking Third Party Patent Rights” means any particular claim in a Patent owned or controlled by a Third Party that, in the absence of a license thereunder, could reasonably be determined to be infringed by the Exploitation of the Licensed Product in the Territory pursuant to the licenses granted to Kowa hereunder, but excluding all Patent claims that claim delivery devices, formulations, excipients, gel-packs or other packaging, active ingredients that are not expressly and specifically claimed in the Licensed Patents, or methods of Manufacture of Licensed Product that are not expressly disclosed in the Licensed Technology, or methods of use of Licensed Product that are not specifically claimed in the Licensed Patents.

“Business Day” means a day, other than Saturday or Sunday, on which banks are open for business in San Francisco, California and Tokyo, Japan.

“cGCP” means, as applicable, the current good clinical practices set forth in the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 312 and 812, as applicable to investigational medicinal products for human use, and applicable substantially equivalent foreign Laws.

“cGLP” means, as applicable, the current good laboratory practices within the meaning of the FDCA and its applicable implementing regulations at 21 C.F.R. Part 58, and applicable substantially equivalent foreign Laws.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“cGMP” means, as applicable, the current practices, as amended from time to time, related to the manufacture of pharmaceutical products and any precursors thereto set forth in the FDCA and its applicable implementing regulations at 21 C.F.R. Parts 210-211, quality system requirements at 21 C.F.R. Part 820 for medical devices, and applicable substantially equivalent foreign Laws.

“CMC Information” means information related to the chemistry, manufacturing and controls of the Licensed Product, as specified by the FDA and other applicable Regulatory Authorities.

“Combination Product” means a pharmaceutical product containing a Licensed Product and at least one other clinically active ingredient that is not a Licensed Product combined into a single formulation (i.e., a fixed dose combination) or where such products are not formulated together but are sold together as a single product and invoiced as one product. Notwithstanding the foregoing, in no event shall the foregoing apply to any Licensed Product that is a combination (either a free combination, or a fixed dose combination, or otherwise) of Arhalofenate and febuxostat.

“Commercialization,” with a correlative meaning for “Commercialize” and “Commercializing,” means all activities undertaken before and after obtaining Regulatory Approvals relating specifically to the pre-launch, launch, promotion, detailing, medical education and medical liaison activities, marketing, pricing, reimbursement, sale and distribution of the Licensed Product, including strategic marketing, sales force detailing, advertising, medical education and liaison, and market and the Licensed Product support, and all customer support, Licensed Product distribution, invoicing and sales activities.

“Commercially Reasonable Efforts” means, with respect to the obligations and activities of the applicable Party, the carrying out of the subject obligations and activities using efforts and resources comparable to the efforts and resources that such Party or other pharmaceutical companies of then similar size and capitalization to such Party would typically devote to such obligations and activities for pharmaceutical products of similar market potential to Licensed Product at a similar stage in Development or product life, taking into account, using such Party’s reasonable judgment, all scientific, commercial, and other appropriate conditions and factors that such Party or other such pharmaceutical companies would reasonably take into account, including issues of safety and efficacy, expected and actual cost and time to Develop, medical and clinical considerations, expected and actual profitability, expected and actual competitiveness of alternative Third Party products (including generic or biosimilar products) in the marketplace, the nature and extent of expected and actual market exclusivity (including patent coverage and regulatory exclusivity), the expected likelihood of Regulatory Approval, the expected and actual reimbursability and pricing, and the expected and actual amounts of marketing and promotional expenditures required; provided, however, that such efforts will include the right of such Party, using its reasonable judgment, to suspend, discontinue or decrease efforts and application of resources in circumstances where such suspension, discontinuation or decrease is consistent with the exercise of Commercially Reasonable Efforts.

“Confidential Information” is defined in Section 6.1.1.

“Contingent Payments” is defined in Section 5.4.2.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Contract” means any contract, agreement, lease, sublease, license, sales order, purchase order, loan, credit agreement, bond, debenture, note, mortgage, indenture, guarantee, undertaking, instrument, arrangement, understanding or other commitment, whether written or oral, that is or was binding on any Person or any part of its property under applicable Law, whether or not terminated as of the Effective Date, including all amendments, supplements and correspondence related to any of the foregoing.

“Control” including, its correlative meanings, “Controls”, “Controlled by” and “under common Control with” means, with respect to any material, information or intellectual property right, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such material, technology or Intellectual Property and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms of any then-existing agreement or other arrangement with any Third Party.

“CymaBay” is defined in the preamble to this Agreement.

“CymaBay Improvement Patents” is defined in Section 4.1.4.

“CymaBay Improvement Technology” is defined in Section 4.1.4.

“Data” means all data, including CMC Information, non-clinical data and clinical data, generated by or on behalf of a Party or its Affiliates, licensees or Sublicensees (a) pursuant to activities conducted under this Agreement or (b) related to Licensed Product.

“Development” means, with respect to a product, any and all activities directed to pre-clinical, non-clinical and clinical testing and development, design and development planning, test method development and stability testing, toxicology, formulation, manufacturing process development, and manufacturing scale-up, qualification and validation, quality assurance/quality control, clinical trials, statistical analysis and report writing, interacting with key opinion leaders and scientific advisory boards, the preparation, submission and active management and maintenance of Regulatory Documentation for such product and interacting with Governmental Authorities regarding any of the foregoing, in each case whether before or after obtaining any Regulatory Approvals from a Governmental Authority. When used as a verb, “Develop” will mean to engage in Development.

“Development Milestone Payments” is defined in Section 5.2.3.

“DiaTex” is defined in the recitals to this Agreement.

“DiaTex License Agreement” is defined in the recitals to this Agreement.

“Discloser” is defined in Section 6.1.1.

“Effective Date” is defined in the preamble to this Agreement.

“EMA” means the European Medicines Agency or any successor agency thereto.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Exploit” means, collectively, research, Develop, have Developed, use, Manufacture, have Manufactured, sell, offer for sale, Commercialize, import, export, register and otherwise exploit.

“FDA” means the United States Food and Drug Administration or any successor agency thereto.

“FDC” means a fixed dose Licensed Product containing Arhalofenate together with one or more additional active pharmaceutical ingredients in fixed proportions in a single dosage form.

“FDCA” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder.

“Field” means all fields of use.

“First Commercial Sale” means the first commercial sale in the Territory by Kowa or its Affiliate or Sublicensee of the Licensed Product to a Third Party intended for end use or consumption after Kowa’s (or its Affiliate’s or Sublicensee’s) receipt of Regulatory Approval for the Licensed Product in the Territory. Use of the Licensed Product for promotional, sampling or compassionate use purposes that are customary in the prevailing pharmaceutical industry will not be considered a commercial sale hereunder.

“Generic Competition” means sales of a product in the Territory that is the same or substantially the same as the Licensed Product and that (a) is sold by an unauthorized Third Party that is not an Affiliate or Sublicensee of Kowa under a Regulatory Approval granted by a Regulatory Authority to the Third Party, and (b) was approved in reliance, in whole or in part, on the prior approval (or on safety or efficacy Data submitted in support of the prior approval) of the Licensed Product as determined by the applicable Regulatory Authority in the Territory.

“Governmental Authority” means any national, federal, regional, state, provincial, local, foreign, multinational, supra-national or other governmental authority or instrumentality, legislative body, court, administrative agency, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any other industry self-regulatory authority and will include any Regulatory Authority.

“Governmental Authorization” means any (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been or may in the future be issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law, including an IND; or (b) right under any Contract with any Governmental Authority, and will include any Regulatory Approval.

“Health Care Laws” means all Laws regulating the design, development, testing, manufacturing, storing, labeling, packaging, transporting, marketing, importing, exporting, commercialization or reimbursement of pharmaceuticals, biologics, medical devices, diagnostics or combination products; or the relationships with health care professionals; or privacy matters, including, the FDCA, the Clinical Laboratory Improvement Amendments (42 U.S.C. § 263a), Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Anti-Self-Referral Law (42 U.S.C. §§ 1395nn), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921(2) et seq.), the exclusion laws (42 U.S.C. 1320a-7), cGCP, cGMP and cGLP and all implementing regulations thereunder, and all applicable substantially equivalent foreign Laws.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Improvement Technology” means any Technology that is (a) an improvement, modification or derivation of any of the Licensed Technology and (b) conceived, reduced to practice, discovered, made or created by any Party or any of its Representatives, whether solely or jointly.

“IND” means an Investigational New Drug Application submitted under the FDCA or an analogous application or filing with an Regulatory Authority outside the United States under any analogous foreign Law for the purposes of obtaining permission to conduct human clinical trials in such jurisdiction and, in relation to the Licensed Product, IND 111,713 for gout and IND 61,722 for diabetes.

“Indemnified Party” is defined in Section 9.2.1.

“Indemnifying Party” is defined in Section 9.2.1.

“Indications” means either or both of the following indications: (i) lowering of serum uric acid; and (ii) prevention of acute gout flares.

“Initial Payment” is defined in Section 5.1.

“Intellectual Property” means, in any and all jurisdictions throughout the world, all (a) Patents, (b) trademarks, service marks, trade dress, slogans, logos, symbols, trade names, brand names or other identifiers of source or goodwill recognized by any Governmental Authority, including registrations and applications for registration thereof and including the goodwill symbolized thereby or associated therewith, (c) Internet domain names and associated uniform resource locators and social media addresses and accounts, (d) copyrights, whether in published and unpublished works of authorship, registrations, applications, renewals and extensions therefor, mask works, and any and all similar rights recognized in a work of authorship by a Governmental Authority, (e) any trade secret rights in any inventions, discoveries, improvements, trade secrets and all other confidential or proprietary Information (including know-how, data (including Data), formulas, processes and procedures, research records, records of inventions, test information, and market surveys), and all rights to limit the use or disclosure thereof, (f) registered and unregistered design rights, (g) rights of privacy and publicity and (h) any and all other intellectual property rights recognized by any Governmental Authority under the Laws of any country throughout the world.

“IRB” an appropriately constituted institutional review board or ethics committee that has been formally designated to review and monitor biomedical research involving human subjects in accordance with regulations of the applicable Governmental Authority, including FDA regulations or analogous foreign regulations.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“JAC” is defined in Section 2.4.

“Knowledge of CymaBay” means (a) the actual knowledge of [ * ] and (b) the actual knowledge of [ * ].

“Kowa” is defined in the preamble to this Agreement.

“Kowa Improvement Patents” is defined in Section 4.1.3.

“Kowa Improvement Technology” is defined in Section 4.1.3.

“Kowa Raw Data” means the raw Data resulting from any non-clinical, clinical and other studies performed by or on behalf of Kowa (including by its Affiliates and Sublicensees) with respect to the Licensed Product.

“Kowa Regulatory Data” means (a) all regulatory filings made by or on behalf of Kowa (including by its Affiliates and Sublicensees) with respect to the Licensed Product in the Territory and all reports generated by or on behalf of Kowa (including by its Affiliates and Sublicensees) related to the Licensed Product, including in the performance of its Development activities or regulatory activities set forth in Article 2, (b) any information contained in any regulatory filings with respect to the Licensed Product and (c) the results of any non-clinical, clinical or other studies or regulatory activities performed by or on behalf of Kowa (including by its Affiliates and Sublicensees) with respect to the Licensed Product (including tables, figures and listings “TFLs”).

“Launch” means the commencement of commercial sales of the Licensed Product in the Territory after NDA approval of the Licensed Product by the FDA.

“Law” or “Laws” means any national, supranational, state, provincial, municipal or local statute, law, resolution, constitution, ordinance, code, regulation, rule, notice, regulatory requirement, interpretation, agency guidance, order, stipulation, determination, requirement or rule of law (including common law), code or edict issued, enacted, adopted, promulgated, implemented or otherwise put into law by or under the authority of any Governmental Authority, including Health Care Laws.

“Licensed Patents” means all Patents that (a) (i) are Controlled by CymaBay or its Affiliates as of the Effective Date, (ii) become Controlled by CymaBay or its Affiliates during the Term and (b) claim the composition of matter or manufacture of the Licensed Product or the use of the Licensed Product in the Field, or are otherwise necessary or useful for the Development or Commercialization of the Licensed Product in the Field in the Territory, including the patents and applications listed on Schedule 5 and all CymaBay Improvement Patents.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Licensed Product” means any pharmaceutical product (a) containing Arhalofenate as an active ingredient, whether alone or in combination with other active pharmaceutical ingredients and (b) that is covered by a Valid Claim or is made or used using the Licensed Technology.

“Licensed Technology” means all Technology that (a) (i) is Controlled by CymaBay or its Affiliates as of the Effective Date or (ii) becomes Controlled by CymaBay or its Affiliates during the Term and (b) is necessary or useful for the Development or Commercialization of the Licensed Product in the Field in the Territory, including the Technology and Regulatory Documentation listed on Schedule 2 and all CymaBay Improvement Technology.

“Liens” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest, conditional or installment sale agreement, encumbrance, charges or other claims of third parties of any kind, or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Losses” means any and all costs, expenses, claims, losses, liabilities, damages, fines, royalties, penalties, deficiencies, interest, settlement amounts, awards, and judgments, including any and all reasonable, out-of-pocket costs and expenses properly incurred as a result of a claim (including reasonable, out-of-pocket attorneys’ fees and all other expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened), in each case, net of any insurance recovery (net of increased or retroactive premiums) received in connection with any of the foregoing.

“MAA” or Marketing Authorization Application means the regulatory filing made under foreign health regulation and Law in order to obtain a product license to manufacture, distribute and sell a drug product in the European Union and other countries or jurisdictions outside the Territory. It is roughly equivalent to an NDA as used in the U.S.

“Manufacture” means, with respect to the Licensed Product, those manufacturing-related activities that support the research, Development (including the seeking and obtaining of Regulatory Approvals) and Commercialization of the Licensed Product, including developing the process for the Manufacture of clinical and commercial quantities of the Licensed Product manufacturing scale-up, validation, qualification and audit of clinical and commercial manufacturing facilities, bulk production and fill/finish work, related quality assurance technical support activities and CMC (chemistry, manufacturing and controls) activities, and including, in the case of a clinical or commercial supply of the Licensed Product, the synthesis, manufacturing, processing, formulating, packaging, labeling, holding, quality control testing, stability testing, release testing and release of the Licensed Product.

“Material Licensed Patents” means [ * ].

“NDA” means a New Drug Application submitted under the FDCA.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Net Revenues” means: (a) the amount equal to (i) any royalty payments received by CymaBay or its Affiliates from a licensee, pursuant to or in connection with a license of the rights to Commercialize the Licensed Product outside the Territory granted by CymaBay or its Affiliate to such licensee, based on such licensee’s sales of Licensed Product, less (ii) all royalties payable by CymaBay or its Affiliate to a licensor of CymaBay, or such Affiliate, based on such sales of Licensed Product by such licensee; and (b) any sales milestone payments received by CymaBay or its Affiliates from any such licensee based on such licensee’s sales of Licensed Product.

“Net Sales” means, with respect to sales of the Licensed Product by Kowa, its Affiliates or its Sublicensees, the gross amounts invoiced for sales of the Licensed Product in the Territory to customers during the applicable period in bona fide arms’ length transactions, less the following deductions which are actually incurred or allowed with respect to such sales of the Licensed Product using U.S. generally accepted accounting principles (“GAAP”) consistently applied, and not otherwise recorded by or reimbursed to the selling party or its Affiliates:

(i) Customary trade, quantity and cash discounts;

(ii) Customary discounts, refunds, rebates (including customer inventory management fees), chargebacks, and retroactive price adjustments;

(iii) Accrued product returns and allowances;

(iv) Any tax imposed on the production, sale, delivery or use of the Licensed Product, including sales, use, excise or value added taxes;

(v) Allowance for distribution expenses commercially incurred in the distribution from Kowa and its Affiliates to any customer; and

(vi) Any similar and customary allowance, discount or deduction in the pharmaceutical industry in accordance with U.S. GAAP, consistently applied.

All amounts described above will be determined from the true and correct books and records of Kowa and its Affiliates that have Net Sales using its current standard procedures and methodology, maintained in accordance with U.S. GAAP, consistently applied.

In no event will any particular amount identified above be deducted more than once in calculating Net Sales. Net Sales will not include transfers or dispositions of the Licensed Product for charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes. Net Sales will not include sales or other transfers between or among Kowa, its Affiliates or its Sublicensees, but the subsequent resale of such Licensed Product to a Third Party shall be included within the computation of Net Sales.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If the Licensed Product is sold as a Combination Product:

Net Sales of Combination Products shall be calculated by multiplying Net Sales of such Combination Product by a fraction A/A+B, where A is the sale price of the Licensed Product portion of such Combination Product when sold separately in the Territory and B is the sale price of the other product in such Combination Product when sold separately in the Territory; provided, however, that if the Licensed Product portion of such Combination Product or any of the other products in such Combination Product is not then sold separately in the Territory, then the Parties shall determine Net Sales for such Combination Product by mutual agreement based on the relative contribution of the Licensed Product and the other active ingredient(s) in the Combination Product.

“Party” and “Parties” are defined in the preamble to this Agreement.

“Patent” means all classes and types of patents and patent applications (including provisionals, non-provisionals, originals, priority, utility, design, divisionals, continuations, continuations-in-part, extensions, re-examinations, reissues and all other pre-grant and post-grant forms), utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and other indicia of exclusive rights to an invention or discovery issued by or applied for with any Governmental Authority.

“Phase 3 Clinical Trials” means a human clinical trial of the Licensed Product for the Indications on a sufficient number of subjects in an indicated patient population that is designed to establish that the Licensed Product is safe and efficacious for its intended use and to determine the benefit/risk relationship, warnings, precautions, and adverse reactions that are associated with such product in the dosage range to be prescribed and that is intended to support an NDA of such Licensed Product as described in Schedule 3.

“Person” means any natural person, any form of for-profit or non-profit business entity recognized by any Governmental Authority, including any corporation, partnership, limited liability company, association, trust or other legal entity, or any Governmental Authority.

“Recipient” is defined in Section 6.1.1.

“Regulatory Approval” means, with respect to any jurisdiction, any and all approvals, licenses, registrations or authorizations of a Regulatory Authority (including an NDA) that are legally necessary for the manufacture, distribution, importation, use, marketing, offer for sale or sale of a pharmaceutical in such jurisdiction, including, as applicable, any pricing or reimbursement approval, pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), and approval of product labelling.

“Regulatory Authority” means, with respect to any country or jurisdiction, the relevant Governmental Authority having responsibility for granting Regulatory Approval in such country or jurisdiction, including the FDA in the U.S. and the EMA in the European Union, or any of their respective successors and including any applicable IRBs.

“Regulatory Documentation” means all (a) applications (including all INDs registrations, licenses, authorizations, and approvals (including Regulatory Approvals), (b) correspondence and reports submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) and all supporting documents with respect thereto, including all regulatory drug lists, advertising and promotion documents, adverse event files, and complaint files, and (c) clinical Data and other Data contained or relied upon in any of the foregoing, in each case ((a), (b), and (c)) relating to the Licensed Product.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Regulatory Exclusivity” means, with respect to the Territory, an additional market protection, other than Patent protection, granted by a Regulatory Authority in the Territory that confers an exclusive commercialization period during which Kowa, its Affiliate or its Sublicensee has the exclusive right to market and sell the Licensed Product in the Territory through a regulatory exclusivity right (e.g., new chemical entity exclusivity, new use or indication exclusivity, new formulation exclusivity, orphan drug exclusivity, pediatric exclusivity or any applicable Data exclusivity).

“Renal PK Study” means the pharmacokinetic study of the Licensed Product (arhalofenate) in patients with impaired renal function as specified and confirmed by Kowa.

“Representatives” means, with respect to a Party, the Affiliates of such Party, and each of such Party’s and its Affiliates’ respective officers, directors, managers, employees, consultants, and contractors.

“Royalty Payments” is defined in Section 5.3.5.

“Royalty Term” is defined in Section 5.3.1.

“Sales Milestone Payments” is defined in Section 5.4.2.

“Specified Studies” is defined in Section 2.2.1.

“Sublicense Revenue” means any payments received by Kowa or its Affiliate(s) as initial payments or milestone payments or other sublicense fees or payments (but excluding royalties) from its or their respective Sublicensees pursuant to or in connection with a sublicense agreement in consideration for the rights granted to commercialize the Licensed Product.

“Sublicensee” means any Third Party to which Kowa grants a sublicense, directly or indirectly through its Affiliate, under any of the rights within the Licensed Patents or Licensed Technology.

“Tax” or “Taxes” is defined in Section 5.8.1.

“Technology” means all knowledge of a technical, scientific, business and other nature, including information, know-how, technology, means, methods, processes, practices, formulae, formulations, compositions, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data (including Data), results, prototypes, samples and other materials, and other biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols, reagents and Regulatory Documentation; in each case (whether or not confidential, proprietary, patented or patentable, of commercial advantage or not) in written, electronic, graphical or other documentary form.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Term” is defined in Section 8.1.

“Territory” means the United States of America (including all possessions and territories thereof).

“Third Party” means any person or entity other than a Party.

“Third Party Claim” is defined in Section 9.2.1.

“Valid Claim” means either (a) an issued, unexpired claim within the Material Licensed Patents that has not been permanently declared invalid or unenforceable by a Governmental Authority of competent jurisdiction or (b) a pending claim within the Material Licensed Patents that has not been pending more than [ * ] from the date of filing of the first patent application to which such pending claim claims priority and that has not been finally determined to be unpatentable by a Governmental Authority of competent jurisdiction.

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 2

Certain Licensed Technology (as of the Effective Date)

All of the following to the extent in the possession or control of CymaBay as of the Effective Date:

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3

Specified Studies

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 4

CymaBay Development Activities

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 5

Licensed Patents (as of Effective Date)

{Omitted content comprises approximately 7 pages}

[ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Disclosure Schedule

{Omitted content comprises approximately 3 pages} [ * ]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.